bAs filed with the U.S. Securities and Exchange Commission on September 11, 2023
Registration Statement No. 333-274227

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESHAPE LIFESCIENCES INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	26-1828101 (I.R.S. Employer Identification Number)
18 Technology Dr, Suite 110
Irvine, California 92618
(949) 429-6680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul F. Hickey
President and Chief Executive Officer
ReShape Lifesciences Inc.
18 Technology Dr, Suite 110
Irvine, California 92618
(949) 429-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brett Hanson Emily Humbert Fox Rothschild LLP 33 South Sixth Street, Suite 3600 Minneapolis, Minnesota 55402 (612) 607-7000
Barry I. Grossman
Sarah Williams
Matthew Bernstein
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
(212) 370-1300 (telephone number)
(212) 370-7889 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2023
PRELIMINARY PROSPECTUS
UP TO 8,510,638 UNITS CONSISTING OF COMMON STOCK,
OR PRE-FUNDED WARRANTS TO PURCHASE SHARES OF COMMON
STOCK, AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK
We are offering on a best efforts basis up to 8,510,638 units, each consisting of one share of our common stock, par value $0.001 per share, and warrants to purchase one and one-half shares of common stock, at an assumed offering price of $0.94 per unit, which is equal to the closing price of our common stock on the Nasdaq Capital Market on September 6, 2023, for gross proceeds of up to $8,000,000. Each common warrant will have an exercise price of $0.94 per share of common stock (based upon the assumed offering price and equal to 100% of the public offering price of each unit sold in this offering), will be exercisable immediately, and will expire five years from the date of issuance.
We are also offering to each purchaser of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to purchase units consisting of one pre-funded warrant (in lieu of one share of common stock) and one common warrant. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each unit including a pre-funded warrant will be equal to the price per unit including one share of common stock, minus $0.0001, and the remaining exercise price of each pre-funded warrant will equal $0.0001 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each unit including a pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of units including a share of common stock we are offering will be decreased on a one-for-one basis.
There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. Because this is a best-efforts offering, the placement agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the maximum offering amount. We expect that the offering will end two trading days after we first enter into a securities purchase agreement relating to the offering and the offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). Accordingly, we and the placement agent have not made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.
The shares of our common stock and pre-funded warrants, if any, and the accompanying common warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. We are also registering the shares of common stock issuable from time to time upon exercise of the common warrants and pre-funded warrants included in the units offered hereby.
Our common stock is traded on the Nasdaq Capital Market under the symbol “RSLS.” On September 6, 2023, the closing price for our common stock, as reported on the Nasdaq Capital Market, was $0.94 per share. The public offering price per unit will be determined at the time of pricing and may be at a discount to the then current market price. The recent market price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.
There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the pre-funded warrants and common warrants will be limited. In addition, we do not intend to list the pre-funded warrants or the common warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system.
Investing in shares of our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus, as well as those risk factors described in any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
	Per Unit(1)	Total
Public offering price(2)	$	$
Placement agent’s fees	$	$
Proceeds, before expenses, to us	$	$

(1)
Units consist of one share of common stock, or one pre-funded warrant to purchase one share of common stock, and common warrants to purchase one and one-half shares of common stock.

(2)
The placement agent fees shall equal 7.0% of the gross proceeds of the securities sold by us in this offering. The placement agent will receive compensation in addition to the placement agent fees described above. See “Plan of Distribution” for a description of compensation payable to the placement agent.

We have engaged Maxim Group LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities.
We anticipate that delivery of the securities against payment will be made on or about [•], 2023.
Maxim Group LLC
The date of this prospectus is [•], 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 for the offering by us of units consisting of shares of common stock, or pre-funded warrants, and warrants to purchase shares of common stock.
You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or our securities registered under the registration statement of which this prospectus forms a part are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find Additional Information” in this prospectus.
Neither we nor the Placement Agent have authorized anyone to provide any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
We obtained certain statistical data, market data and other industry data and forecasts used in this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Cautionary Note Regarding Forward- Looking Statements” and “Risk Factors”.
Effective December 23, 2022 we effected a 1-for-50 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). All references to shares of our common stock in this prospectus refer to the number of shares of common stock after giving effect to the Reverse Stock Split and are presented as if the Reverse Stock Split had occurred at the beginning of the earliest period presented.

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PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information included in this prospectus, including risk factors, see “Risk Factors” beginning on page 13 of this prospectus, and our most recent consolidated financial statements and related notes.
Throughout this prospectus, the terms “we,” “us,” “our,” “ReShape,” and “our company” refer to ReShape LifeSciences Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context requires otherwise.
About ReShape Lifesciences Inc.
ReShape Lifesciences Inc. is a worldwide premier weight-loss solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease throughout the care continuum.
Our current portfolio includes the FDA-approved and reimbursed Lap-Band® system, which provides minimally invasive, long-term treatment of obesity and is a safer surgical alternative to more invasive and extreme surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. Our ReShapeCare™ virtual health coaching program is a novel weight-management program that supports healthy lifestyle changes for all medically managed weight-loss patients, not just individuals who qualify for Lap-Band surgery, further expanding our reach and market opportunity. Our ReShape Marketplace™ online store provides top of the line products with bariatric patients in mind. Our ReShape Optimize™ supplement options, purchased through the ReShape Marketplace, includes therapeutic offerings to optimize health, including multivitamins.
Recent Market Dynamics and ReShape’s Opportunity
Recent statements from the bariatric surgeon societies in the U.S. and abroad including the American Society for Metabolic and Bariatric Surgery (ASMBS) and the International Federation for the Surgery of Obesity and Metabolic Disorders (IFSO), confirm that obesity is a complex, lifelong disease that requires personalized treatment to ensure long-term weight loss goals are achieved.
The market dynamics in 2023 included the introduction and growing popularity of GLP-1 agonists that have brought significant benefits to those suffering from type 2 diabetes and have helped those who are obese. At a historic level, GLP-1’s have helped normalize the stigma that often occurs around obesity and medical intervention and have helped increase those seeking medical attention for weight loss. ReShape’s increased market opportunity is related to the fact that as a standalone therapy, there is growing evidence that weight loss due to these GLP-1 pharmacological therapies levels off and can often lead to notable non-compliance due to their currently known side effects. Excitingly, from a continuum of care perspective, these patients are likely potential candidates for bariatric surgery as the next viable weight loss treatment. We feel we are well positioned with our current portfolio that includes the FDA-approved and reimbursed Lap-Band® system, which provides a minimally invasive, long-term treatment of obesity and is a safer surgical alternative to more invasive and extreme surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. We also believe, based on market feedback, that our Lap-Band® 2.0 will be a growth catalyst for the Company’s Lap-Band® franchise once approved. Similarly, our ReShapeCare™ virtual health coaching program is a novel weight-management program that supports healthy lifestyle changes for all medically managed weight-loss patients, not just individuals who qualify for Lap-Band surgery, further expanding our reach and market opportunity.

ReShape’s Pillars for Growth
In August of 2022, Paul F. Hickey joined ReShape as President and Chief Executive Officer. Under this new leadership, the Company has pivoted its business strategy with the intent of helping to ensure growth and profitability. The Company has executed the following three growth strategies, or pillars for growth:
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Growth Pillar I: Executing disciplined, metrics-driven business operations.

In executing the first growth pillar, the Company is focused on revenue growth and profitability. When the Company completes this offering, it believes it will have sufficient cash on hand to continue executing on its growth pillars and achieve its goal of becoming profitable within the next year. This estimated timeline could be compressed or extended depending on many factors, including revenue growth from new product introductions, or strategic investments not yet foreseen.
This first growth pillar remains, in the Company’s opinion, paramount for ReShape to deliver shareholder value and, ultimately, profitability. Starting shortly after Mr. Hickey’s appointment, ReShape has made several operational changes to help ensure future performance and return on investment by prioritizing investments supporting revenue growth.
Progress on this first pillar is evidenced by the operational results reported in the Company’s Form 10-Q for the second quarter of fiscal 2023 that was filed on August 7, 2023. As reported, the Company achieved a 53.4% reduction in operating expenses compared to last year’s second quarter. More specifically, the rightsizing and organizational efficiencies made across the company resulted in a net loss of $3.5 million, and Non-GAAP adjusted EBITDA loss of $3.7 million, for the three months ended June 30, 2023, compared to a net loss of $9.4 million, and Non-GAAP adjusted EBITDA loss of $7.8 million, for the same period last year. Similarly, the Company’s net loss was $6.2 million, and Non-GAAP adjusted EBIDTA loss was $9.1 million, for the six months ended June 30, 2023, compared to a net loss of $17.6 million, and Non-GAAP adjusted EBITDA loss of $15.0 million, for the same period last year. Further, in July, in response to the Company’s revenue shortfall caused by GLP-1 adoption and other market factors, the Company made additional operational improvements, with annualized savings estimated to total more than $4 million dollars.
The Company is prioritizing investments, including marketing automation to support scalable lead acquisition, segmented consumer-centric messaging via an updated website for improved patient engagement, and a frictionless booking system with qualified providers. This is expected to dramatically increase Lap-Band procedures and ultimately revenue. Additionally, ReShape has shifted resources to data-driven, targeted marketing outreach in markets with known surgeon advocates. As a result, lead costs in the third and fourth quarters of 2022 dropped over 50% as compared to the second quarter of 2022. The company has also taken steps to right-size the organization in several areas to ensure sustainability and scalability.
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Growth Pillar II: Expanding the product portfolio and future product pipeline.

ReShape’s second growth pillar is intended to further differentiate the Company as a leading provider of innovative products and services to meet unmet customer needs. ReShape is committed to drive and scale its new product development and commercialization capacity, providing a cadence of new product introductions and revenue growth. The growth can either be through organic internal Research and Development efforts, or through strategic partnerships, mergers, or acquisitions. Key growth drivers within second growth pillar include:
LapBand 2.0 — Potential new product revenues beyond 2023 include the Lap-Band 2.0, for which the Company filed a PMA supplement application to the FDA in June of 2023, with feedback from the FDA expected by year-end 2023. Similar to the current Lap-Band, the Lap-Band 2.0 is adjustable, postoperatively, to increase or decrease the opening of the band to optimize an individual’s eating habits and comfort, thereby improving therapy effectiveness. At the same time, a new feature of the Lap-Band 2.0 is a band reservoir technology that serves as a relief valve. Pieces of food that are too large to pass through the narrowed passage, created by the current band, can pass through because the new feature allows the band to relax momentarily and then return to its resting diameter. This could allow for increased Lap-Band constriction and resultant satiety, while helping to minimize discomfort from swallowing large pieces of food, which may otherwise require emergency in-office patient band adjustments. Based on customer feedback, Lap-Band 2.0 will allow us to engage new surgeons and reengage many of those who have used the Lap-Band, historically.
ReShapeCare’s DTC, Employee, and Women’s Health Initiatives — Management anticipates that new product revenue in 2023 will also include ReShapeCare. ReShapeCare is a holistic approach to health and wellness evaluating the member as an individual and focusing on an overall goal, while breaking down that goal into micro habits. The program solely consists of evidence-based information, making it a program that its members can trust. In 2023, ReShapeCare introduced the community feature of our program with a peer forum so members can share their experiences and request feedback from their fellow ReShapeCare “Wellness Warriors” as they participate in the program. This is in addition to our interactive group sessions hosted on ReShapeCare TV. While ReShapeCare is 100% virtual today, it does provide an element of in-person dichotomy with video-based sessions. Engaging a real human to discuss one’s health journey, versus texting a chat bot, can have an enormous impact on the member’s response to their personalized program.
ReShapeCare Employer Engagement — The Company is continuing discussions with several self-insured employers to provide ReShapeCare to their employees in order to positively impact overall health and, thus, reduce employers’ healthcare costs. ReShapeCare fulfills an unmet need with companies that are looking for a holistic approach that can be customized to meet the needs of the employer and their employees. Some employers have indicated that ReShapeCare could replace/consolidate 3-4 vendors from current employer-sponsored wellness programs.
ReShapeCare Women’s Health Program — ReShapeCare does not currently have a program specifically for women, by women, to support them across their life stages. While approximately 80% of bariatric surgery patients are female, almost 90% of our ReShapeCare users were female and the average age was 47. Other researchers confirm our experience. Women are more likely to use health apps as compared to men and differences in app usage based on sex and age indicate that tailored technologies are needed to support different groups. We intend to launch this vertical of our program to provide a more tailored experience for women through all stages of their adult life allowing them to seek vitality and age gracefully.
ReShape Obalon Balloon — The ReShape Obalon® Balloon system is the first and only swallowable, gas filled, FDA-approved balloon system. In 2023 the Company has been working to establish an OEM partnership and appropriate distribution partnerships which would be intended to support the successful relaunch and commercialization of the balloon system. We anticipate having an OEM manufacture partnership by early 2024.

DBSN Device — ReShape remains committed to furthering our proprietary Diabetes Bloc-Stim Neuromodulation (DBSN™) technology that can potentially reduce the dependence on medications by those with type 2 diabetes. The DBSN™ device is a technology under development as a new treatment for type 2 diabetes mellitus. The device is expected to use bioelectronics to manage blood glucose in the treatment of diabetes and individualized 24/7 glucose control. Preclinical evidence on the DBSN device was presented at multiple conferences. The DBSN technology development has received nondilutive NIH grant support.
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Growth Pillar III: Ensuring that our portfolio spans the weight loss care continuum and is evidence based.

ReShape’s third growth pillar represents the Company’s commitment to collaborate with healthcare professionals worldwide and further develop evidence supporting ReShape’s portfolio of treatment options. Aligned with goal of pillar three, in early 2023, ReShape established their first-ever global Scientific Advisory Board (SAB) to provide needed expertise and feedback on initiatives related to the Company’s growth pillars. The SAB is fully engaged in helping validate company strategies to collect and publish data on both our Lap-Band 2.0 and data on Lap-Band patients who are also using GLP-1s as a combination therapy. Combination therapies comprising GLP-1s and other gastric surgeries, including the Lap-Band, are being prescribed today, to help those who have plateaued with their weight loss.
ReShapeCare® Market Detail
In addition to the market information included in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q that are incorporated herein by reference, the following sets forth additional detail regarding the market for ReShapeCare.
Virtual Health and Wellness Apps
The fast adoption of virtual technology related to changes stemming from the COVID-19 pandemic has led to an overwhelming growth in the wellness app sector. While the pandemic brought many such apps to the forefront of everyday life, a good number of them only focus on improving sleep and/or stress management, and nutrition. Additionally, many of the nutrition apps are solely focused on nutritional intake and, possibly, caloric expenditure through activity. Between 2019 and 2021, the market increased by 54.6% and there were over 1.2 billion installs of the top 100 wellness apps in 2020. While this sudden growth has stabilized, the outlook remains positive for this sector. The wellness sector had an estimated revenue of $2.7 billion in 2022 and is forecasted to reach $9.9 billion in 2030 with North America representing 37.4% of the total revenue. When comparing wellness app data to health apps, there are similar trends. Revenue from health apps was estimated to be $8.2 billion in 2022 and is forecasted to grow to $35.7 billion by 2030.
The top 8 wellness apps and top 10 health apps as seen in the tables below, while quite successful, are very different from what ReShapeCare offers the consumer.

Top Wellness Apps
App Name	Focus/Approach
BetterMe	BetterMe markets itself as a healthy lifestyle program without extreme weight loss, focusing on wellbeing.
BetterSleep	Formally known as Relax Melodies, BetterSleep analyses users’ chronotypes, tracks sleep and creates bedtime routines.
Calm	Calm includes meditation tools, sleep aids and video lessons on gentle stretching.
Fabulous	A self-care coaching app to build daily habits such as drinking water, exercising and focused working.
Headspace	A meditation app that offers courses for stress, anger, depression, and work performance, as well as programs for sleep and exercise.
I Am	I Am centers around daily affirmations to build self-confidence and change thought patterns.
Relax	Users have access to exercises and programs to improve mindfulness and mental health.
Sleep Cycle	Intended to improve users’ sleep by analyzing sleep and recordings of snoring and sleep talking to provide an alarm based on those patterns.
Top Health Apps
App Name	Focus/Approach
Apple Health	Collects health information from iPhones, Apple Watches and other devices, sets medication reminders and organizes health records.
MyFitnessPal	Contains a database of food items with nutritional values and a fitness component.
Fitbit	Utilizes the sensors on fitness tracker, Fitbit, to track heartrate, electrodermal activity, temperature, sleep and menstrual cycles.
BetterMe	BetterMe markets itself as a healthy lifestyle program without extreme weight loss, focusing on wellbeing.
Noom	Weight management business Noom has extended into behavior change programs for chronic and non-chronic health conditions.
Lose It!	Lose It! Tracks food and water intake for users to meet diet goals and lose weight.
WeightWatchers	A weight loss program converts nutritional information into a points system to track caloric intake.
Flo	The most popular ovulation and period tracker, fertility calendar and pregnancy assistant app.
Waterlogged	Water tracking app that allows users to set goals for water consumption and receive reminders to drink.
Fastic	Fastic promotes weight loss through a program of intermittent fasting, mindfulness, improved nutrition and sleep.
Women’s Health
Approximately 80% of bariatric surgery patients are female. Almost 90% of our ReShapeCare users have been female with an average age of 47. Women are more likely than men to use health apps, and differences in app usage based on sex and age indicate that tailored technologies are needed to support different groups. Interestingly, women make 80% of the healthcare decisions of the household, making them the ‘chief medical officers’ of the home. Women are also seeking healthcare information online much more frequently than men, with 75% or more of women aged 65 and older stating that they seek online sources for health information.
Between 2013 and 2016, nearly 50% of adults attempted to lose weight, with the highest percentage of those between the ages of 40 and 59 years old. However, 95% of all Americans have tried to lose weight within the last 5 years. Women, specifically, are attempting to lose weight at a higher rate than men, 56% compared to 42%, respectively.
Obesity continues to be one of the greatest health concerns of our country, and women have different needs beyond just the health of their reproductive organs. According to the Centers for Disease Control and Prevention (CDC), the top five leading causes of death among women are heart disease, cancer, stroke, chronic lower respiratory disease, and Alzheimer’s disease. The CDC also states that 15% of women, ages 18 years and older, are in fair or poor health and only 20% of adult women met the federal physical activity guideline. Unfortunately, 10% of women 18 and older are cigarette smokers. Almost 46% of adult women have been diagnosed with hypertension. Sadly, 42% of women 20 years of age and older suffer from obesity, which is a known independent risk factor for the top three causes of women’s death.
Almost one-third of adults said COVID-19 made them more worried than ever about suffering from obesity, prompting about 28 million people to consider weight loss methods they had not previously thought about. Nearly 6.4 million individuals thought about turning to bariatric surgery or taking prescription anti-obesity medications for the first time, according to a survey published in the Surgery for Obesity and Related Diseases journal. ReShapeCare can improve each of these women’s health concerns, as well as many more of the personal topics for which women are truly interested in acquiring support.
Other areas of concern for women include the changes that come during varying life stages. One in 10 women of reproductive age is estimated to suffer from endometriosis, which can lead to debilitating pelvic pain and infertility, something that often takes 10 years, on average, to diagnose and there is currently incurable. Women spend more than a third of their lives in peri- or post-menopause and trends indicate that 1.2 billion women, globally, will be in these life stages by the year 2030. Most women find that menopausal symptoms, such as hot flashes, night sweats, and sleep disturbances interfere with their lives, and only about 25% of women seek treatment. This already hindering and frustrating situation is made worse with treatment’s significant economic impact, with over $1,400 in healthcare costs and $770 in lost productivity per person per year for untreated hot flashes alone.
Women have broad healthcare needs, and it is important to note that over 91% of women 65 years old and younger have health insurance.
What Differentiates ReShapeCare?
ReShapeCare is a holistic approach to health and wellness, evaluating each member by framing an overall goal and breaking it down to microhabits. As such, ReShapeCare may positively impact chronic disease, and it easily parallels that of a preventative/wellness approach to healthcare. ReShapeCare’s board-certified health coaches are well versed in their scope of practice and adhere to proper escalations, including referring members to mental health providers, as needed.
Should the member desire, our health coaches can provide care coordination and communication with any provider to ensure continuity of care throughout the member’s health journey. Health, diversity, equity, and inclusion are part of ReShapeCare’s core values and standard training for its team. The program’s foundation consists of evidence-based information, making it trustworthy. In 2023, we introduced the community feature of our program with a peer forum that facilitates members sharing their experiences and asking for feedback from their fellow ReShapeCare Wellness Warriors as they participate in the program. This is in addition to our interactive group sessions hosted on ReShapeCare TV. ReShapeCare is 100% virtual today, though it does provide an element of in-person dichotomy with the video-based sessions. Engaging a real human to discuss your health journey versus texting a chat bot can have an enormously positive impact on the member’s response to their personalized program.
ReShapeCare focuses on the four dimensions of wellness — nutrition, exercise, sleep and stress. ReShapeCare provides a holistic approach to tackle wellness from all angles, truly providing an opportunity for lifestyle change while meeting the members where they are along their wellness journey. Members work with real humans to help solve real problems. Some of the features and benefits our members enjoy include:
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One-on-one coaching with board certified health coaches via video sessions.

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Access to unlimited texting between sessions with each member’s health coach.

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Unlimited access to group sessions via ReShapeCare TV.

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Unlimited access to the community forum with like-minded peers.

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The ability to track data in real time (e.g., Bluetooth weight scale, smart watches, etc.).

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Unlimited access to our smart app with over 1,500 pieces of engaging, evidence-based content.

ReShapeCare has built-in algorithms in the backend to help drive engagement, the cornerstone of success for any wellness app and to ensure each member has a customized program with personalized content to meet their needs, ultimately driving their success. Weight loss may be a component of ReShapeCare, while not always the focus and sometimes the by-product of other health goals. The ReShapeCare program often shows that focusing on the dimension that the member is ready to address allows future improvements in the other dimensions, ultimately allowing the individual to meet their personal health and wellness goals.
Currently, ReShapeCare does not have a program specifically for women by women to support them across their life stages. Our goal is to launch this vertical of our program to provide a more tailored experience for women through all stages of their adult life, allowing them to seek greater vitality.
Recent Developments
In July 2023, the Company made additional operational improvements to further invest in growth drivers and reduce expenses, with annualized savings estimated at more than $4 million.
In June 2023, the Company signed a preferred partner agreement with Hive Medical (Hive) for lead optimization software to improve patient engagement strategy, utilizing AI, machine-learning, SMS, and patient self-service technology to increase patient volume and, potentially, Lap-Band® surgeries.
In June 2023, the Company submitted a Premarket Approval (PMA) supplement application to the U.S. Food and Drug Administration (FDA) for the company’s next generation Lap-Band® 2.0, with an enhanced band reservoir technology that serves as a relief valve, designed to alleviate discomfort from swallowing large pieces of food, which may require in-office band adjustments.
In May 2023, the Company presented preclinical data on its proprietary Diabetes Bloc-Stim Neuromodulation™ (DBSN™) device in a poster at the Keystone Symposia on Type 2 Diabetes (T2D) in Palm Springs, CA, further validating the potential of this technology to treat T2D and reduce patients’ dependence on medication.
In April 2023, the Company completed a $2.5 million registered direct offering with a single institutional investor, extending the company’s cash runway into 2024, creating a sustainable path to profitability.
In April 2023, the Company received a Notice of Allowance from the U.S. Patent and Trademark Office (USPTO) for patent application 16/792,094, entitled, “Systems and Methods for Determining Failure of Intragastric Devices,” related to the company’s Obalon® Balloon System. The patent is expected to provide protection into at least January 2031, excluding any potential Patent Term Extension (PTE).
Our Corporate Information
We were incorporated under the laws of Delaware on January 2, 2008. On June 15, 2021, we completed a merger with Obalon Therapeutics, Inc. Pursuant to the merger agreement, a wholly owned subsidiary of Obalon merged with and into ReShape, with ReShape surviving the merger as a wholly owned subsidiary of Obalon. As a result of the merger, Obalon, the parent company, was renamed “ReShape Lifesciences Inc.” and ReShape was renamed ReShape Weightloss Inc. ReShape Lifesciences shares of common stock trade on the Nasdaq under the symbol RSLS.
Our principal executive offices are located at 18 Technology Drive, Suite 110, Irvine, California 92618, and our telephone number is (949) 429-6680. Our website address is www.reshapelifesciences.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

THE OFFERING
Issuer:
ReShape Lifesciences Inc., a Delaware corporation
Units offered:
Up to 8,510,638 units on a best efforts basis at an assumed public offering price of $0.94 per unit. Each unit consists of one share of common stock and warrants to purchase one and one-half shares of common stock.
We are also offering to each purchaser, with respect to the purchase of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase one pre-funded warrant in lieu of one share of common stock. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre- funded warrant will be exercisable for one share of common stock. The purchase price per pre-funded warrant will be equal to the price per share of common stock, minus $0.0001, and the exercise price of each pre-funded warrant will equal $0.0001 per share. The pre- funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the pre-funded warrants are exercised in full. The units will not be certificated or issued in stand-alone form. The shares of common stock, and/or pre-funded warrants, and the common warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering.
Description of common warrants:
The common warrants will be immediately exercisable on the date of issuance and expire on the five-year anniversary of the date of issuance at an initial exercise price per share equal to $0.94 (based upon the assumed offering price and equal to 100% of the public offering price of each unit sold in this offering), subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The terms of the common warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, that we expect to be entered into between us and American Stock Transfer & Trust Company, LLC or its affiliate (the “Warrant Agent”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants. For more information regarding the common warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.
Assumed public offering price per unit:
$0.94 per unit
Common stock outstanding prior to this offering:
3,452,447 shares(1)
Common stock to be outstanding after this offering:
11,963,085 shares

Placement Agent Warrants:
Upon the closing of this offering, we have agreed to issue to Maxim Group LLC (or its permitted assignees) a warrant to purchase a number of our shares of common stock equal to an aggregate of up to 5% of the total number of securities sold in this offering (the “Placement Agent Warrant”). The Placement Agent Warrant will have an exercise price equal to 110% of the public offering price of the Units sold in this offering and may be exercised on a cashless basis. The Placement Agent Warrant is non-exercisable for six months from the commencement of sales of this offering, and will expire five years after the commencement of sales of this offering.
Use of proceeds:
Assuming all of the securities we are offering in this offering are sold, we estimate that our net proceeds from this offering will be approximately $7.2 million.
We intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds” beginning on page 34 of this prospectus.
Risk factors:
You should read the “Risk Factors” beginning on page 13 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.
Stock exchange listing:
Our common stock is listed on the Nasdaq Capital Market under the symbol “RSLS.” We do not intend to list the common warrants or pre-funded warrants offered hereunder on any stock exchange. There are no established public trading markets for the common warrants or the pre-funded warrants, and we do not expect such markets to develop. Without an active trading market, the liquidity of the common warrants and the pre-funded warrants will be limited.

(1)
Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre- funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) no exercise of the common warrants issued in this offering. The above discussion and table are based on 3,452,447 shares of common stock outstanding as of August 7, 2023 and excludes:

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17,153 shares of common stock issuable upon the exercise of outstanding options granted as of August 7, 2023 under our equity incentive plans at a weighted average exercise price of $351.35 per share;

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1,632,514 shares of common stock issuable upon the exercise of outstanding warrants issued as of August 7, 2023;

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2,319 shares of common stock issuable upon vesting of outstanding restricted stock units granted as of August 7, 2023; and

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10 shares of our common stock issuable upon the conversion of 95,388 shares of series C convertible preferred stock outstanding as of August 7, 2023.

SUMMARY RISK FACTORS
The following is a summary of the principal risks and uncertainties that could materially adversely affect our business, results of operations, financial condition, cash flows, prospects and/or the price of our outstanding securities, and make an investment in our securities speculative or risky. You should read this summary together with the more detailed description of each risk factor contained below.
Risks Related to Our Business and Industry
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If we are unable to either substantially improve our operating results or obtain additional financing, we may be unable to continue as a going concern.

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Public health crises, such as COVID-19 pandemic, have had, and could in the future have a negative effect on our business.

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We may be unable to attract and retain management and other personnel we need to succeed.

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The shares of series C convertible preferred stock issued in connection with our acquisition of ReShape Medical have certain rights and preferences senior to our common stock, including a liquidation preference that is senior to our common stock.

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No Obalon directors, officers or employees continued employment with ReShape which could hinder the ability to transfer the Obalon technology, restart manufacturing operations and maintain FDA regulatory compliance for the Obalon Balloon System and negatively impact our results of operations.

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We are a medical device company with a limited history of operations and sales, and we cannot assure you that we will ever generate substantial revenue or be profitable.

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Previously, we recorded a non-cash indefinite-lived and definite-lived intangible assets impairment loss, which significantly impacted our results of operations, and we may be exposed to additional impairment losses that could be material.

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We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.

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We have identified material weaknesses in our internal control over financial reporting and any failure to maintain effective internal control over financial reporting, may have a material and adverse effect on our business, operating results, financial condition and prospects.

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We reached a determination to restate certain of our previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues.

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General economic and political conditions could have a material adverse effect on our business.

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We face significant uncertainty in the industry due to government healthcare reform.

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We are subject, directly or indirectly, to United States federal and state healthcare fraud and abuse and false claims laws and regulations. Prosecutions under such laws have increased in recent years and we may become subject to such litigation. If we are unable to, or have not fully complied with such laws, we could face substantial penalties.

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Failure to protect our information technology information technology infrastructure against cyber-based attacks, network security breaches, service interruptions or data corruption could materially disrupt our operations and adversely affect our business.

Risks Associated with Development and Commercialization of the LAP-BAND System, ReShapeCare, ReShape, Lap-Band 2.0 System, Obalon Balloon System, DBSN Device
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Our efforts to increase revenue from our Lap-Band System, ReShapeCare, Lap-Band 2.0 System, Obalon Balloon System, and commercialize our DBSN device and expanded line of bariatric surgical accessories, including ReShape Calibration Tubes, may not succeed or may encounter delays which could significantly harm our ability to generate revenue.

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We may not be able to obtain required regulatory approvals for our DBSN device in a cost-effective manner or at all, which could adversely affect our business and operating results.

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We depend on clinical investigators and clinical sites to enroll patients in our clinical trials, and on other third parties to manage the trials and to perform related data collection and analysis, and, as a result, we may face costs and delays that are outside of our control.

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Modifications to the Lap-Band System and Lap-Band 2.0 may require additional approval from regulatory authorities, which may not be obtained or may delay our commercialization efforts.

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If we or our suppliers fail to comply with ongoing regulatory requirements, or if we experience unanticipated product problems, our Lap-Band system could be subject to restrictions or withdrawal from the market.

Risks Related to Intellectual Property
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If we are unable to obtain or maintain intellectual property rights relating to our technology and neuroblocking therapy, the commercial value of our technology and any future products will be adversely affected, and our competitive position will be harmed.

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We may lose important patent rights if we do not timely pay required patent fees or annuities.

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Many of our competitors have significant resources and incentives to apply for and obtain intellectual property rights that could limit or prevent our ability to commercialize our current or future products in the United States or abroad.

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If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

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Intellectual property litigation is a common tactic in the medical device industry to gain competitive advantage. If we become subject to a lawsuit, we may be required to expend significant financial and other resources and our management’s attention may be diverted from our business.

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We are currently in a lawsuit, and may in the future become involved in lawsuits, to protect or enforce our intellectual property, which can be expensive and time consuming and could result in the diversion of significant resources.

Risks Relating to Ownership of Our Common Stock
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The trading price of our common stock has been volatile and is likely to be volatile in the future.

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Sales of a substantial number of shares of our common stock in the public market by existing stockholders, or the perception that they may occur, could cause our stock price to decline.

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We have a significant number of outstanding warrants, which may cause significant dilution to our stockholders, have a material adverse impact on the market price of our common stock and make it more difficult for us to raise funds through future equity offerings.

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If we fail to meet all applicable Nasdaq Capital Market requirements, Nasdaq could delist our common stock, which could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease.

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Our organizational documents and Delaware law make a takeover of our company more difficult, which may prevent certain changes in control and limit the market price of our common stock.

Risks Relating to this Offering
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Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

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Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

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There is no public market for the common warrants or pre-funded warrants.

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The common warrants in this offering are speculative in nature.

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Holders of the common warrants will not have rights of holders of our common stock until such warrants are exercised.

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A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

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This is a best efforts offering, and no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

RISK FACTORS
An investment in our securities is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this registration statement, including the consolidated financial statements and notes thereto, before deciding to invest in our securities. The occurrence of any of the events described below could have a material adverse effect on our business, financial condition, results of operations, cash flows, prospects or the value of our common stock. These risks are not the only ones that we face. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.
Risks Related to Our Business and Industry
If we are unable to either substantially improve our operating results or obtain additional financing, we may be unable to continue as a going concern.
We currently do not generate revenue sufficient to offset operating costs and anticipate such shortfalls to continue, partially due to the unpredictability of COVID-19, which has resulted and may continue to result in a slow-down of elective surgeries and restrictions in some locations, and supply chain disruptions. As of June 30, 2023, we had net working capital of approximately $6.1 million, primarily due to cash and cash equivalents and restricted cash of $4.7 million. Additionally, our anticipated expansion of our product portfolio and future products may not come to fruition. Our principal source of liquidity as of June 30, 2023 consisted of approximately $4.7 million of cash and cash equivalents and restricted cash and $2.0 million of accounts receivable. Based on our available cash resources, we may not have sufficient cash on hand to fund our current operations for more than 12 months from the date of this prospectus. This condition raises substantial doubt about our ability to continue as a going concern.
Public health crises, such as the COVID-19 pandemic, have had, and could in the future have, a negative effect on our business.
Pandemics or disease outbreaks, such as the COVID-19 pandemic, have created and may continue to create significant volatility, uncertainty and economic disruption in the markets we sell our products into and operate in and may negatively impact business and healthcare activity globally. In response to the COVID-19 pandemic, governments around the world have imposed measures designed to reduce the transmission of COVID-19. In particular, elective procedures, such as the Lap-Band procedure, were delayed or cancelled, there was a significant reduction in physician office visits, and hospitals postponed or canceled purchases as well as limited or eliminated services. While elective procedures have increased from the reduced levels during the height of the COVID-19 pandemic, the reduction in elective procedures has had, and we believe may continue to have, a negative impact on the sales of our products. The extent to which fear of exposure to or actual effects of COVID-19, new variants, disease outbreak, epidemic or a similar widespread health concern impacts our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence.
We may be unable to attract and retain management and other personnel we need to succeed.
Our success depends on the services of our senior management and other key employees. The loss of the services of one or more of our officers or key employees could hinder our sales and marketing efforts, or delay or prevent the commercialization of our Lap-Band System, ReShapeCare, ReShape Marketplace, Lap-Band 2.0, the Obalon Balloon System, and the development of our DBSN device. Our continued growth will require hiring a number of qualified clinical, scientific, commercial and administrative personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. There is intense competition from other companies and research and academic institutions for qualified personnel in the areas of our activities. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our development and commercialization activities.
The shares of series C convertible preferred stock issued in connection with our acquisition of ReShape Medical have certain rights and preferences senior to our common stock, including a liquidation preference that is senior to our common stock.
There are currently 95,388 shares of our series C convertible preferred stock outstanding, which are convertible into a total of 10 shares of our common stock. We originally issued the shares of our series C convertible preferred stock in connection with our acquisition of ReShape Medical. The series C convertible preferred stock has a liquidation preference of $274.88 per share, or approximately $26.2 million in the aggregate. In general, the series C convertible preferred stock is entitled to receive dividends (on an as-if- converted-to-common stock basis) actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends will be paid on shares of series C convertible preferred stock. Except in connection with the election of directors and limited protective provisions, the series C convertible preferred stock generally does not have voting rights. However, as long as any shares of series C convertible preferred stock remain outstanding, we cannot, without the affirmative vote of holders of a majority of the then-outstanding shares of series C convertible preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series C convertible preferred stock (including by the designation, authorization, or issuance of any shares of preferred stock that purports to have equal rights with, or be senior in rights or preferences to, the series C convertible preferred stock), (b) alter or amend the series C convertible preferred stock certificate of designation, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series C convertible preferred stock, (d) increase the number of authorized shares of series C convertible preferred stock, (e) except for stock dividends or distributions for which adjustments are to be made pursuant to the Series C Certificate of Designation, pay dividends on any shares of capital stock of the Company, or (f) enter into any agreement with respect to any of the foregoing.
No Obalon directors, officers or employees continued employment with the Company which could hinder the ability to transfer the Obalon technology, restart manufacturing operations and maintain FDA regulatory compliance for the Obalon Balloon System and negatively impact our results of operations.
Following the consummation of the merger, no directors, officers or employees of Obalon continued with ReShape. In order to restart manufacturing of the Obalon Balloon System, ReShape would have to hire and train new personnel to appropriately perform manufacturing operations that meet required performance specifications and maintain quality system and regulatory compliance related to the Obalon Balloon System without the knowledge and expertise of the Obalon management team, including completing a FDA-mandated post-approval study which was halted due to the effects of COVID-19. Obalon’s prior suppliers have not supplied Obalon since Obalon halted manufacturing and they may be unwilling or unable to supply ReShape on the prior terms or at all. Obalon had not manufactured or shipped products to customers since March 2020 and customers may not accept a relaunch of the Obalon Balloon System by ReShape.
We are a medical device company with a limited history of operations and sales, and we cannot assure you that we will ever generate substantial revenue or be profitable.
We are a medical device company with a limited operating history upon which you can evaluate our business. The success of our business will depend on our ability to generate increased sales and control costs, as well as our ability to obtain additional regulatory approvals needed to market new versions of our Lap-Band System, ReShapeCare, ReShape Marketplace, Obalon Balloon System, or regulatory approvals needed to market our DBSN device and any other products we may develop in the future, all of which we may be unable to do. If we are unable to successfully market our Lap-Band System for its indicated use, successfully launch and sell ReShapeCare and ReShape Marketplace, re-introduce the Obalon Balloon System, or develop and commercialize the DBSN device, we may never become profitable and may have to cease operations as a result. Our lack of a significant operating history also limits your ability to make a comparative evaluation of us, our products and our prospects.
Previously, we recorded a non-cash indefinite-lived intangible and definite-lived assets impairment loss, which significantly impacted our results of operations, and we may be exposed to additional impairment losses that could be material.
We conduct our annual indefinite-lived intangible assets impairment analysis during the fourth quarter of each year or when circumstances suggest that an indicator for impairment may be present. Previously, we performed a qualitative impairment analysis of the in-process research and development (“IPR&D”). Due to delays in the clinical trials experienced, we revised its expectations of when revenues would commence for the ReShape Vest, thus reducing the projected near-term future net cash flows related to the ReShape Vest.

During the quarter ended September 30, 2022, we stopped the clinical trials for the ReShape Vest and closed out the previous trial that occurred, as significant additional clinical work and cost would be required to achieve regulatory approval for the ReShape Vest. In addition, due to continued market decline and projected cash flows, the Company recorded an impairment of the developed technology related to the Lap-Band and Obalon Balloon System and our tradenames. As such, we determined the carrying value of the IPR&D and developed technology assets and trademarks were impaired and recognized a non-cash impairment charge of approximately $18.7 million on the condensed consolidated balance sheet as of December 31, 2022. In the future, we may have additional impairments requiring us to record an impairment loss related to our remaining finite-lived intangible assets, which could also have a material adverse effect on our results of operations.
We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.
As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as rules subsequently implemented by the SEC have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations result in increased legal and financial compliance costs and will make some activities more time-consuming and costly.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure. In particular, we are required to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. We have incurred and continue to expect to incur significant expense and devote substantial management effort toward ensuring compliance with Section 404. Moreover, if we do not comply with the requirements of Section 404, or if we identify deficiencies in our internal controls that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources.
For example, our management assessed the effectiveness of our internal control over financial reporting as of June 30, 2023, and determined that our internal control over financial reporting was not effective at a reasonable assurance level due to a material weakness in our internal control over financial reporting. We had insufficient internal resources with appropriate accounting and finance knowledge and expertise to design, implement, document and operate effective internal controls around our financial reporting process. The insufficient internal resources resulted in a lack of review over our weighted average share calculation spreadsheet which included a formula error resulting in the inaccurate reporting of our earnings per share. We are currently implementing our remediation plan to address the material weaknesses identified above. Such measures include: hiring additional accounting personnel to ensure timely reporting of significant matters; designing and implementing controls to formalize roles and review responsibilities to align with our team’s skills and experience and designing and implementing formalized controls; and designing and implementing formal processes, policies and procedures supporting our financial close process.
We have identified material weaknesses in our internal control over financial reporting and any failure to maintain effective internal control over financial reporting, may have a material and adverse effect on our business, operating results, financial condition and prospects.
Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2022, and determined that our internal control over financial reporting was not effective at a reasonable assurance level due to material weaknesses in our internal control over financial reporting. We had insufficient internal resources with appropriate accounting and finance knowledge and expertise to design, implement, document and operate effective internal controls around our financial reporting process. We are currently implementing our remediation plan to address the material weaknesses identified above. Such measures include: hiring additional accounting personnel to ensure timely reporting of significant matters; designing and implementing controls to formalize roles and review responsibilities to align with our team’s skills and experience and designing and implementing formalized controls; and designing and implementing formal processes, policies and procedures supporting our financial close process.
We reached a determination to restate certain of our previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues.
We also reached a determination to restate our consolidated financial statements and related disclosures for the year ended December 31, 2021, and the unaudited consolidated information for the interim periods ended September 30, 2022, June 30, 2022, March 31, 2022, September 30, 2021, and June 30, 2021 following the identification of certain misstatements contained in those financial statements, which resulted in an understatement of impairment of goodwill by approximately $1.9 million. We have determined that it is appropriate to correct the misstatements in our previously issued financial statements. The restatement also included corrections for additional identified out-of-period and uncorrected misstatements in the impacted periods. As a result, we have incurred unanticipated costs for accounting and legal fees in connection with or related to the restatement, and have become subject to a number of additional risks and uncertainties, which may affect investor confidence in the accuracy of our financial disclosures and may raise reputational issues for our business.
General economic and political conditions could have a material adverse effect on our business.
External factors can affect our financial condition. Such external factors include general domestic and global economic conditions, such as interest rates, tax law including tax rate changes, and factors affecting global economic stability, and the political environment regarding healthcare in general. We cannot predict to what extent the global economic conditions may negatively impact our business. For example, negative conditions in the credit and capital markets could impair our ability to access the financial markets for working capital and could negatively impact our ability to borrow.
We face significant uncertainty in the industry due to government healthcare reform.
In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. The Patient Protection and Affordable Care Act, as amended, (the “Affordable Care Act”) as well as any future healthcare reform legislation, may have a significant impact on our business. The impact of the Affordable Care Act on the health care industry is extensive and includes, among other things, the federal government assuming a larger role in the health care system, expanding healthcare coverage of United States citizens and mandating basic healthcare benefits.
Congress regularly considers legislation to replace or repeal elements or all of the Affordable Care Act. At this time, it is not clear whether the Affordable Care Act will be repealed in whole or in part, and, if it is repealed, whether it will be replaced in whole or in part by another plan and what impact those changes will have on coverage and reimbursement for healthcare items and services covered by plans that were authorized by the Affordable Care Act. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, and also indirectly affect the amounts that private payers are willing to pay. In addition, any healthcare reforms enacted in the future may, like the Affordable Care Act, be phased in over a number of years but, if enacted, could reduce our revenue, increase our costs, or require us to revise the ways in which we conduct business or put us at risk for loss of business. In addition, our results of operations, financial position and cash flows could be materially adversely affected by changes under the Affordable Care Act and changes under any federal or state legislation adopted in the future.
We are subject, directly or indirectly, to United States federal and state healthcare fraud and abuse and false claims laws and regulations. Prosecutions under such laws have increased in recent years and we may become subject to such litigation. If we are unable to, or have not fully complied with such laws, we could face substantial penalties.
Our operations are directly, or indirectly through customers, subject to various state and federal fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and federal False Claims Act. These laws may impact, among other things, our sales, marketing and education programs.

The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated. The Anti-Kickback Statute is broad and, despite a series of narrow safe harbors, prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Penalties for violations of the federal Anti-Kickback Statute include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. Many states have also adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs.
The federal False Claims Act prohibits persons from knowingly filing, or causing to be filed, a false claim to, or the knowing use of false statements to obtain payment from the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. The frequency of filing qui tam actions has increased significantly in recent years, causing greater numbers of medical device, pharmaceutical and healthcare companies to have to defend a False Claim Act action. When an entity is determined to have violated the federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. Various states have also enacted laws modeled after the federal False Claims Act.
We are unable to predict whether we could be subject to actions under any of these laws, or the impact of such actions. If we are found to be in violation of any of the laws described above or other applicable state and federal fraud and abuse laws, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from government healthcare reimbursement programs and the curtailment or restructuring of our operations.
Failure to protect our information technology infrastructure against cyber-based attacks, network security breaches, service interruptions or data corruption could materially disrupt our operations and adversely affect our business.
The operation of our business depends on our information technology systems. We rely on our information technology systems to, among other things, effectively manage sales and marketing data, accounting and financial functions, inventory management, product development tasks, clinical data, customer service and technical support functions. Our information technology systems are vulnerable to damage or interruption from earthquakes, fires, floods and other natural disasters, terrorist attacks, power losses, computer system or data network failures, security breaches, data corruption, and cyber-based attacks. Cyber-based attacks can include computer viruses, computer denial-of-service attacks, phishing attacks, worms, and other malicious software programs or other attacks, covert introduction of malware to computers and networks, impersonation of authorized users, and efforts to discover and exploit any design flaws, bugs, security vulnerabilities, or security weaknesses, as well as intentional or unintentional acts by employees or other insiders with access privileges, intentional acts of vandalism by third parties and sabotage. In addition, federal, state, and international laws and regulations, such as the General Data Protection Regulation adopted by the European Union and EEA countries can expose us to enforcement actions and investigations by regulatory authorities, and potentially result in regulatory penalties and significant legal liability, if our information technology security efforts fail. In addition, a variety of our software systems are cloud-based data management applications, hosted by third-party service providers whose security and information technology systems are subject to similar risks.
We operate in a highly competitive industry that is subject to rapid change. If our competitors are able to develop and market products that are safer or more effective than our products, our commercial opportunities will be reduced or eliminated.
The health care industry is highly competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. The obesity treatment market in which we operate has grown significantly in recent years and is expected to continue to expand as technology continues to evolve and awareness of the need to treat the obesity epidemic grows. Although we are not aware of any competitors in the neuroblocking market, we face potential competition from pharmaceutical and surgical obesity treatments. Many of our competitors in the obesity treatment field have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly if they pursue competing solutions through collaborative arrangements with large and established companies, such as Allergan, Boston Scientific, LivaNova PLC, Johnson & Johnson, Medtronic or St. Jude Medical. Our competitors may develop and patent processes or products earlier than us, obtain regulatory approvals for competing products more rapidly than we are able to and develop more effective, safer and less expensive products or technologies that would render our products non-competitive or obsolete. Similarly, the pharmaceutical industry poses a competitive threat with their continued development and commercialization of GLP-1 agonists, such as Ozempic and Wegovy, and other pharmacological therapy used to treat obesity and related comorbidities. These treatment options may have a significant impact on the bariatric surgery market and our potential to sell our portfolio.
Our ability to use net operating losses (“NOL”) carryforwards may be limited.
Our ability to use our federal and state NOL carryforwards to offset potential future taxable income is dependent upon our generation of future taxable income before the expiration dates of the NOL carryforwards, and we cannot predict with certainty when, or whether we will generate sufficient taxable income to use all of our NOL carryforwards. As of June 30, 2023, ReShape had U.S. federal net operating loss carryforwards of $207.9 million. Of the total U.S. federal net operating loss carryforwards at June 30, 2023, $6.3 million is subject to a 20 year carryover period and began expiring in 2021. Losses generated beginning in 2018 will carryover indefinitely. ReShape had state net operating loss carryforwards of $329.1 million at June 30, 2023, and had foreign net operating loss carryforwards of $0.2 million at June 30, 2023. Net operating loss carryforwards of ReShape are subject to review and possible adjustment by the taxing authorities. With certain exceptions (e.g. the net operating loss carryforwards), ReShape is no longer subject to U.S. federal, state or local examinations by tax authorities for years prior to 2016. There are no tax examinations currently in progress.
ReShape’s ability to utilize its net operating loss carryforwards, tax credits, and built-in items of deduction, including capitalized start-up costs and research and development costs, has been, and may continue to be substantially limited due to ownership changes. These ownership changes limit the amount of net operating loss carryforwards, credits and built-in items of deduction that can be utilized annually to offset future taxable income. In general, an ownership change, as defined in IRC Section 382, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50% of the outstanding stock of a company by certain stockholders or public groups. Due to the valuation allowance against deferred tax assets on June 30, 2023, the net effect of any further limitation will have no impact on results of operations.
Adverse developments affecting the financial services industry could adversely affect our current and projected business operations and our financial condition and results of operations.
Substantially all of our cash and cash equivalents were held in accounts with Silicon Valley Bank (SVB) at the time it was closed by state regulators, and the Federal Deposit Insurance Corporation (FDIC) was appointed receiver for SVB, on March 10, 2023. The FDIC created a successor bridge bank for SVB and all deposits of SVB were transferred to the bridge bank under a systemic risk exception approved by the United States Department of the Treasury, the Federal Reserve and the FDIC. If financial institutions in which we hold funds for working capital and operating expenses were to fail, we cannot provide any assurances that such governmental agencies would take action to protect our uninsured deposits in a similar manner.
We subsequently moved approximately $7.0 million of our cash and cash equivalents to Bank of America. The balance held in these accounts exceeds the FDIC standard deposit insurance limit of $250,000. If a financial institution in which we hold such funds fails or is subject to significant adverse conditions in the financial or credit markets, we could be subject to a risk of loss of all or a portion of such uninsured funds or be subject to a delay in accessing all or a portion of such uninsured funds. Any such loss or lack of access to these funds could adversely impact our short-term liquidity and ability to meet our operating expense obligations.
In addition, widespread investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses, financial obligations or fulfill our other obligations, result in breaches of our financial and/or contractual obligations or result in violations of federal or state wage and hour laws. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.
In addition, a vendor on which we are reliant could be adversely affected by any of the liquidity or other risks that are described above as factors that could result in material adverse impacts on us, including but not limited to delayed access or loss of access to uninsured deposits or loss of the ability to draw on existing credit facilities involving a troubled or failed financial institution. Any critical vendor bankruptcy or insolvency, or any breach or default by a critical vendor, or the loss of any significant vendor relationships, may have a material adverse impact on our business.
Risks Associated with Development and Commercialization of the Lap-Band System, ReShapeCare, Lap-Band 2.0 System, Obalon Balloon System, and the DBSN Device
Our efforts to increase revenue from our Lap-Band System, ReShapeCare, Lap-Band 2.0 System, and commercialize our DBSN device and expanded line of bariatric surgical accessories, including ReShape Calibration Tubes, may not succeed or may encounter delays which could significantly harm our ability to generate revenue.
Our ability to generate revenue will depend upon the sales of our Lap-Band System, expanded line of bariatric surgical accessories and ReShapeCare, and successful commercialization of our DBSN device (if approved for sale). Our efforts to commercialize these products may not succeed for a number of reasons, including:
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we may not be able to obtain the regulatory approvals required for our Lap-Band 2.0 and DBSN device;

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we may not be able to produce the Obalon Balloon System cost-effectively;

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if we are able to produce the Obalon Balloon System, we may not be able to re-introduce the system into the marketplace;

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our products may not be accepted in the marketplace by physicians, patients and third-party payers;

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the price of our products, associated costs of the surgical procedure and treatment and the availability of sufficient third-party reimbursement for the system implantation and follow-up procedures;

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appropriate reimbursement and/or coding options may not exist to enable billing for the system implantation and follow-up procedures for our DBSN device;

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coverage policies for bariatric surgeries and procedures, including Lap-Band and balloons may be restricted in the future;

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we may not be able to sell our products at a price that allows us to meet the revenue targets necessary to generate enough revenue for profitability;

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the frequency and severity of any side effects of our products;

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physicians and potential patients may not be aware of the perceived effectiveness and sustainability of the results of our products;

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we, or the investigators of our products, may not be able to have information on the outcome of the trials published in medical journals;

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the availability and perceived advantages and disadvantages of alternative treatments, including pharmaceutical treatments;

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any rapid technological change may make our products obsolete;

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we may not be able to have our products manufactured in commercial quantities or at an acceptable cost;

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we may not have adequate financial or other resources to complete the development and commercialization of our products or to develop sales and marketing capabilities for our products; and

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we may be sued for infringement of intellectual property rights and could be enjoined from manufacturing or selling our products.

Besides requiring physician adoption, market acceptance of our products will depend on successfully communicating the benefits of our products to three additional constituencies involved in deciding whether to treat a particular patient using our products: (1) the potential patients themselves; (2) institutions such as hospitals, where the procedure would be performed and opinion leaders in these institutions; and (3) third-party payers, such as private healthcare insurers and governmental payers, such as Medicare and Medicaid in the United States, which would ultimately bear most of the costs of the various providers and equipment involved in our Lap-Band System, ReShapeCare, Obalon Balloon System, and DBSN device (if approved for sale). Marketing to each of these constituencies requires a different marketing approach, and we must convince each of these groups of the efficacy and utility of our products to be successful.
During the six and twelve months ended June 30, 2023, and 2022, there was minimal revenue for ReShapeCare. There was no revenue or gross profit recorded for the ReShape Vest or DBSN device for the six months and twelve months ended June 30, 2023 and 2022 as these two products are still in the development stage. There was also no revenue recorded for the Obalon line.
If our products, or any other therapy or products for other gastrointestinal diseases and disorders that we may develop, do not achieve an adequate level of acceptance by the relevant constituencies, we may not generate significant product revenue and may not become profitable. If we complete the offering contemplated by this prospectus, we believe we will have sufficient cash on hand to execute our goal of becoming profitable within the next 12 months. This estimated timeline could be compressed or extended depending on many factors, including revenue growth from new product introductions, strategic investments not yet foreseen, and other risks and uncertainties due to the general business, economic, regulatory, market and financial conditions. The company could achieve its goal of becoming profitable within the next 12 months by becoming cash flow positive, achieving positive EBITDA, or positive net income.
We may not be able to obtain required regulatory approvals for our DBSN device in a cost-effective manner or at all, which could adversely affect our business and operating results.
The production and marketing of our DBSN device, and our ongoing research and development, preclinical testing and future potential clinical trial activities are subject to extensive regulation and review by numerous governmental authorities both in the United States and abroad. U.S. and foreign regulations applicable to medical devices are wide-ranging and govern, among other things, the development, testing, marketing and premarket review of new medical devices, in addition to regulating manufacturing practices, reporting, advertising, exporting, labeling and record keeping procedures. We are required to obtain regulatory approval before we can market our DBSN device in the United States and certain foreign countries. The regulatory process will require significant time, effort and expenditures to bring products to market, and it is possible that our DBSN device will not be approved for sale. Even if regulatory approval of our DBSN device is granted, it may not be granted within the timeframe that we expect, which could have an adverse effect on our operating results and financial condition. Even after our DBSN device is approved by the FDA, we may have ongoing responsibilities under FDA regulations, non-compliance of which could result in the subsequent withdrawal of such approvals, or such approvals could be withdrawn due to the occurrence of unforeseen problems following initial approval. We also are subject to medical device reporting regulations that require us to report to the FDA if any of our products causes or contributes to a death or serious injury or if a malfunction were it to occur might cause or contribute to a death or serious injury. Any failure to obtain regulatory approvals on a timely basis or the subsequent withdrawal of such approvals could prevent us from successfully marketing our products, which could adversely affect our business and operating results.
We depend on clinical investigators and clinical sites to enroll patients in our clinical trials, and on other third parties to manage the trials and to perform related data collection and analysis, and, as a result, we may face costs and delays that are outside of our control.
While we currently do not have any active clinical trials enrolling patients, we may in the future need to rely on clinical investigators and clinical sites to enroll patients in our clinical trials and other third parties to manage the trials and to perform related data collection and analysis. However, we may not be able to control the amount and timing of resources that clinical sites may devote to our clinical trials. If these clinical investigators and clinical sites fail to enroll a sufficient number of patients in our clinical trials, ensure compliance by patients with clinical protocols or comply with regulatory requirements, we will be unable to complete these trials, which could prevent us from obtaining or maintaining regulatory approvals for our product. Our agreements with clinical investigators and clinical trial sites for clinical testing place substantial responsibilities on these parties and, if these parties fail to perform as expected, our trials could be delayed or terminated. If these clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated, or the clinical data may be rejected by the FDA, adversely affecting our ability to successfully commercialize our product.
Modifications to the Lap-Band and Lap-Band 2.0 system may require additional approval from regulatory authorities, which may not be obtained or may delay our commercialization efforts.
The FDA and our European Notified Body require medical device companies to initially make and document a determination of whether or not a modification requires a new approval, supplement or clearance; however, some of these regulatory authorities can review a company’s decision. Any modifications to an approved device that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use could require additional clinical studies and separate regulatory applications. Product changes or revisions will require all the regulatory steps and associated risks discussed above, possibly including testing, regulatory filings and clinical studies. We may not be able to obtain supplemental regulatory approvals for product modifications, new indications for our product or new products. Delays in obtaining future clearances would adversely affect our ability to introduce new or enhanced products in a timely manner, which in turn would harm our commercialization efforts and future growth.
If we or our suppliers fail to comply with ongoing regulatory requirements, or if we experience unanticipated product problems, our Lap-Band system could be subject to restrictions or withdrawal from the market.
Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by our European Notified Body and the FDA and other regulatory bodies. In particular we and our contract manufacturers and suppliers are required to comply with ISO requirements, Good Manufacturing Practices, which for medical devices is called the Quality System Regulation (“QSR”), and other regulations which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of any product for which we obtain marketing approval. The FDA enforces the QSR through inspections, which may be unannounced, and the CE system enforces its certification through inspections and audits as well. Our quality system has received certification of compliance to the requirements of ISO 13485:2016 and EN ISO 13485:2016 and will have to continue to successfully complete such inspections to maintain regulatory approvals for sales outside of the United States. Failure by us or one of our manufacturers or suppliers to comply with statutes and regulations administered by the FDA, CE authorities and other regulatory bodies, or failure to adequately respond to any observations, could result in enforcement actions against us or our manufacturers or suppliers, including, restrictions on our product or manufacturing processes, withdrawal of the product from the market, voluntary or mandatory recall, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties.
If any of these actions were to occur, it would harm our reputation and cause our product sales to suffer. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements. If the FDA or any other regulatory body finds their compliance status to be unsatisfactory, our commercialization efforts could be delayed, which would harm our business and our results of operations.
Additionally, if the FDA determines that our promotional materials, training or other activities constitute promotion of an unapproved use, we could be subject to significant liability, the FDA could request that we cease, correct or modify our training or promotional materials or subject us to regulatory enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.
We are subject to medical device reporting regulations that require us to report to the FDA, Competent Authorities or other governmental authorities in other countries, our European Notified Body, Authorized representatives OUS, European and UK Importer if our products cause or contribute to a death or serious injury or malfunction in a way that would be reasonably likely to contribute to death or serious injury if the malfunction were to recur. The FDA and similar governmental authorities in other countries have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacturing. A government mandated, or voluntary, recall by us could occur as a result of component failures, manufacturing errors or design defects, including defects in labeling. Any recall would divert managerial and financial resources and could harm our reputation with customers. Any recall may impact our ability to continue selling the recalled product until deficiencies are corrected and commercial distribution can resume. There can be no assurance that there will not be product recalls in the future or that such recalls will not have a material adverse effect on our business. Once the product is approved and implanted in a large number of patients, infrequently occurring adverse events may appear that were not observed in the clinical trials. This could cause health authorities in countries where the product is available to take regulatory action, including marketing suspension and recall.
For example, on January 18, 2023, we received a letter from the FDA requesting additional information regarding Medical Device Reports submitted in 2021 related adverse events associated with a Lap-Band device and pregnancy and another letter requesting additional information about a post on social media alleging death of a Lap-Band patient submitted in 2022. The FDA’s letter indicates a concern for an increased risk for Lap-Band complications in pregnant patients and requests that we provide, among other information, any actions planned or implemented which might reduce the likelihood of such events, which we are in the process of responding to.
We responded to FDA’s request for additional information and FDA acknowledges receipt of our response on April 20, 2023. This was the last communication with the FDA on this subject. Further investigation of the social media complaint that prompted the FDA request revealed that, the serious adverse event, which lead to patient’s passing occurred before a band implantation procedure was even started. Therefore, the events described are not attributable to the device.
We may be unable to manage our growth effectively.
Our business strategy entails significant future growth. For example, we will have to expand existing operations in order to increase revenue from our Lap-Band System and ReShapeCare, re-introduce the Obalon Balloon System, and develop our DBSN device, conduct additional clinical trials, increase our contract manufacturing capabilities, hire and train new personnel to handle the marketing and sales of our product, assist patients and healthcare providers in obtaining reimbursement for the use of our product and create and develop new applications for our technology. This growth may place significant strain on our management and financial and operational resources. Successful growth is also dependent upon our ability to implement appropriate financial and management controls, systems and procedures. Our ability to effectively manage growth depends on our success in attracting and retaining highly qualified personnel, for which the competition may be intense. If we fail to manage these challenges effectively, our business could be harmed.
We face the risk of product liability claims that could be expensive, divert management’s attention and harm our reputation and business. We may not be able to obtain adequate product liability insurance.
Our business exposes us to the risk of product liability claims that are inherent in the testing, manufacturing and marketing of medical devices. The medical device industry has historically been subject to extensive litigation over product liability claims. We have previously reported adverse events associated with the Lap-Band system, including as related to pregnant patients, and may be subject to product liability claims if our products cause, or appear to have caused, an injury. Claims may be made by consumers, healthcare providers, third-party strategic collaborators or others selling our products.
We have product liability insurance, which covers the use of our products in our clinical trials and any commercial sales, for an amount we believe is appropriate. Our current product liability insurance may not continue to be available to us on acceptable terms, if at all, and, if available, the coverage may not be adequate to protect us against any future product liability claims. If we are unable to obtain insurance at an acceptable cost and on acceptable terms for an adequate coverage amount, or otherwise to protect against potential product liability claims, we could be exposed to significant liabilities, which may harm our business. A product liability claim, recall or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could have a material adverse effect on our business, financial condition and results of operations. These liabilities could prevent or interfere with our product commercialization efforts. Defending a suit, regardless of merit, could be costly, could divert management attention and might result in adverse publicity, which could result in the withdrawal of, or inability to recruit, clinical trial volunteers or result in reduced acceptance of our products in the market.
We may be subject to product liability claims even if it appears that the claimed injury is due to the actions of others. For example, we rely on the expertise of surgeons and other associated medical personnel to perform the medical procedure to implant and remove our products and to perform the related therapy. If these medical personnel are not properly trained or are negligent, the therapeutic effect of our products may be diminished or the patient may suffer critical injury, which may subject us to liability. In addition, an injury that is caused by the negligence of one of our suppliers in supplying us with a defective component that injures a patient could be the basis for a claim against us. A product liability claim, regardless of its merit or eventual outcome, could result in decreased demand for our products; injury to our reputation; diversion of management’s attention; withdrawal of clinical trial participants; significant costs of related litigation; substantial monetary awards to patients; product recalls or market withdrawals; loss of revenue; and the inability to commercialize our products under development.
Risks Related to Intellectual Property
If we are unable to obtain or maintain intellectual property rights relating to our technology and neuroblocking therapy, the commercial value of our technology and any future products will be adversely affected, and our competitive position will be harmed.
Our commercial success depends in part on our ability to obtain protection in the United States and other countries for our Lap-Band System, ReShapeCare, Obalon Balloon System, and DBSN device by establishing and maintaining intellectual property rights relating to or incorporated into our technology and products. We own numerous U.S. and foreign patents and have numerous patent applications pending, most of which pertain to treating gastrointestinal disorders and the treatment of obesity. We have also received or applied for additional patents outside the United States. Our pending and future patent applications may not issue as patents or, if issued, may not issue in a form that will provide us any competitive advantage. We expect to incur substantial costs in obtaining patents and, if necessary, defending our proprietary rights. The patent positions of medical device companies, including ours, can be highly uncertain and involve complex and evolving legal and factual questions. We do not know whether we will obtain the patent protection we seek, or that the protection we do obtain will be found valid and enforceable if challenged. If we fail to obtain adequate protection of our intellectual property, or if any protection we obtain is reduced or eliminated, others could use our intellectual property without compensating us, resulting in harm to our business. We may also determine that it is in our best interests to voluntarily challenge a third-party’s products or patents in litigation or administrative proceedings, including patent interferences, re-examinations or under more recently promulgated Inter Partes Review proceedings, depending on when the patent application was filed. In the event that we seek to enforce any of our owned or exclusively licensed patents against an infringing party, it is likely that the party defending the claim will seek to invalidate the patents we assert, which, if successful could result in the loss of the entire patent or the relevant portion of our patent, which would not be limited to any particular party. Any litigation to enforce or defend our patent rights, even if we were to prevail, could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. Even if we were to prevail in any litigation, we cannot assure you that we can obtain an injunction that prevents our competitors from practicing our patented technology. Our competitors may independently develop similar or alternative technologies or products without infringing any of our patent or other intellectual property rights, or may design around our proprietary technologies.
We cannot assure you that we will obtain any patent protection that we seek, that any protection we do obtain will be found valid and enforceable if challenged or that it will confer any significant commercial advantage. U.S. patents and patent applications may also be subject to interference proceedings and U.S. patents may be subject to re-examination proceedings in the U.S. Patent and Trademark Office (“USPTO”), or under more recently promulgated Inter Partes Review proceedings, depending on when the patent application was filed, and foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent offices, which proceedings could result in either loss of the patent or denial of the patent application, or loss or reduction in the scope of one or more of the claims of, the patent or patent application. In addition, such interference, re-examination and opposition proceedings may be costly. Moreover, the U.S. patent laws have recently changed with the adoption of the America Invents Act (“AIA”), possibly making it easier to challenge patents. Some of our technology was, and continues to be, developed in conjunction with third parties, and thus there is a risk that such third parties may claim rights in our intellectual property. Thus, any patents that we own or license from others may provide limited or no protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology.
We may lose important patents or patent rights if we do not timely pay required patent fees or annuities.
We have, from time to time, experienced delays in the payment of required patent fees or annuities. Non-payment or delay in payment of patent fees or annuities, whether intentional or unintentional, may result in loss of patents or patent rights important to our business. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States, particularly in the field of medical products and procedures.
Many of our competitors have significant resources and incentives to apply for and obtain intellectual property rights that could limit or prevent our ability to commercialize our current or future products in the United States or abroad.
Many of our competitors who have significant resources and have made substantial investments in competing technologies may seek to apply for and obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products either in the U.S. or in international markets. Our current or future U.S. or foreign patents may be challenged, circumvented by competitors or others or may be found to be invalid, unenforceable or insufficient. In most cases in the United States patent applications are published 18 months after filing the application, or corresponding applications are published in other countries, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications, or that we were the first to file patent applications for such inventions.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.
In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how. We generally seek to protect this information by confidentiality agreements with our employees, consultants, scientific advisors and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors. To the extent that our employees, consultants or contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.
Intellectual property litigation is a common tactic in the medical device industry to gain competitive advantage. If we become subject to a lawsuit, we may be required to expend significant financial and other resources and our management’s attention may be diverted from our business.
There has been a history of frequent and extensive litigation regarding patent and other intellectual property rights in the medical device industry, and companies in the medical device industry have employed intellectual property litigation to gain a competitive advantage. Accordingly, we may become subject to patent infringement claims or litigation in a court of law, or interference proceedings declared by the USPTO to determine the priority of inventions or an opposition to a patent grant in a foreign jurisdiction. We may also become subject to claims or litigation seeking payment of royalties based on sales of our product in connection with licensing or similar joint development arrangements with third parties or in connection with claims of patent infringement.
The defense and prosecution of intellectual property suits, USPTO interference proceedings, reexamination proceedings, or under more recently promulgated Inter Partes Review proceedings, depending on when the patent application was filed, or opposition proceedings and related legal and administrative proceedings, are both costly and time consuming and could result in substantial uncertainty to us. Litigation or regulatory proceedings may also be necessary to enforce patent or other intellectual property rights of ours or to determine the scope and validity of other parties’ proprietary rights. Any litigation, opposition or interference proceedings, with or without merit, may result in substantial expense to us, cause significant strain on our financial resources, divert the attention of our technical and management personnel and harm our reputation. We may not have the financial resources to defend our patents from infringement or claims of invalidity. An adverse determination in any litigation could subject us to significant liabilities to third parties, require us to seek licenses from or pay royalties to third parties or prevent us from manufacturing, selling or using our proposed products, any of which could have a material adverse effect on our business and prospects.
Our Lap-Band System, ReShapeCare, Obalon Balloon System or DBSN device may infringe or be claimed to infringe patents that we do not own or license, including patents that may issue in the future based on patent applications of which we are currently aware, as well as applications of which we are unaware. For example, we are aware of other companies that are investigating neurostimulation, including neuroblocking, and of patents and published patent applications held by companies in those fields. While we believe that none of such patents and patent applications are applicable to our products and technologies under development, third parties who own or control these patents and patent applications in the United States and abroad could bring claims against us that would cause us to incur substantial expenses and, if such claims are successfully asserted against us, they could cause us to pay substantial damages, could result in an injunction preventing us from selling, manufacturing or using our proposed products and would divert management’s attention. Because patent applications in many countries such as the United States are maintained under conditions of confidentiality and can take many years to issue, there may be applications now pending of which we are unaware, and which may later result in issued patents that our products infringe. If a patent infringement suit were brought against us, we could be forced to stop our ongoing or planned clinical trials, or delay or abandon commercialization of the product that is subject of the suit.
As a result of patent infringement claims, or to avoid potential claims, we may choose or be required to seek a license from a third-party and be required to pay license fees or royalties, or both. A license may not be available at all or on commercially reasonable terms, and we may not be able to redesign our products to avoid infringement. Modification of our products or development of new products could require us to conduct additional clinical trials and to revise our filings with the FDA and other regulatory bodies, which would be time-consuming and expensive. Even if we were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property.
Ultimately, we could be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms. This could harm our business significantly.
We may become involved in lawsuits to protect or enforce our intellectual property, which can be expensive and time consuming and could result in the diversion of significant resources.
On March 9, 2023, we filed a patent infringement complaint against Allurion Technologies, Inc. in the U.S. District Court for the District of Delaware. The complaint alleged that Allurion is infringing at least two claims of our U.S. Patent No. 10,463,520, which is related to our Obalon balloon system, by making the Allurion Gastric Balloon system in the U.S. for exportation and/or sales from the U.S and/or for potential sales in the U.S. relating to Allurion’s application to the FDA to sell the Allurion Gastric Balloon in the U.S. The complaint sought, among other relief, damages for Allurion’s alleged infringement of the ‘520 patent, in an amount not less than a reasonable royalty. On May 31, 2023, we filed a voluntary dismissal, without prejudice, of the complaint, which reserves our right to assert the claim against Allurion. We may in the future seek to enforce our patents or other proprietary rights against other potential infringements.
Adverse proceedings such as litigation or challenges to the validity of our patents can be expensive, time consuming and may divert the efforts of our technical and managerial personnel, which could in turn harm our business, whether or not we receive a determination favorable to us. In addition, in an infringement or other adverse proceeding, a court may decide that the patent we seek to enforce is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the patent in question does not cover the technology in question. An adverse result in any litigation or proceeding could place one or more of our patents at risk of being invalidated, interpreted narrowly or found unenforceable. Some of our competitors may be able to devote significantly more resources to intellectual property litigation, and may have significantly broader patent portfolios to assert against us, if we assert our rights against them.
Risks Relating to Ownership of Our Common Stock
The trading price of our common stock has been volatile and is likely to be volatile in the future.
The trading price of our common stock has been highly volatile. The market price for our common stock will be affected by a number of factors, including:
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the denial or delay of regulatory clearances or approvals of our product or receipt of regulatory approval of competing products;

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our ability to accomplish clinical, regulatory and other product development milestones and to do so in accordance with the timing estimates we have publicly announced;

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changes in policies affecting third-party coverage and reimbursement in the United States and other countries;

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changes in government regulations and standards affecting the medical device industry and our product;

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ability of our products to achieve market success;

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the performance of third-party contract manufacturers and component suppliers;

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our ability to develop sales and marketing capabilities;

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actual or anticipated variations in our results of operations or those of our competitors;

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announcements of new products, technological innovations or product advancements by us or our competitors;

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developments with respect to patents and other intellectual property rights;

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sales of common stock or other securities by us or our stockholders in the future;

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additions or departures of key scientific or management personnel;

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disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

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the trading volume of our common stock;

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changes in earnings estimates or recommendations by securities analysts, failure to obtain or maintain analyst coverage of our common stock or our failure to achieve analyst earnings estimates;

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public statements by analysts or clinicians regarding their perceptions of our clinical results or the effectiveness of our products;

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decreases in market valuations of medical device companies; and

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general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors.

The stock prices of many companies in the medical device industry have experienced wide fluctuations that have often been unrelated to the operating performance of these companies. Following periods of volatility in the market price of a company’s securities, securities class action litigation often has been initiated against a company. If class action litigation is initiated against us, we may incur substantial costs and our management’s attention may be diverted from our operations, which could significantly harm our business.
Sales of a substantial number of shares of our common stock in the public market by existing stockholders, or the perception that they may occur, could cause our stock price to decline.
Sales of substantial amounts of our common stock by us or by our stockholders, announcements of the proposed sales of substantial amounts of our common stock or the perception that substantial sales may be made, could cause the market price of our common stock to decline. We may issue additional shares of our common stock in follow-on offerings to raise additional capital, upon the exercise of options or warrants, or in connection with acquisitions or corporate alliances. We also plan to issue additional shares to our employees, directors or consultants in connection with their services to us. All of the currently outstanding shares of our common stock are freely tradable under federal and state securities laws, except for shares held by our directors, officers and certain greater than five percent stockholders, which may be subject to holding period, volume and other limitations under Rule 144. Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time and could reduce the market price of our common stock.
We have a significant number of outstanding warrants, which may cause significant dilution to our stockholders, have a material adverse impact on the market price of our common stock and make it more difficult for us to raise funds through future equity offerings.
As of June 30, 2023, we had outstanding 3,452,169 shares of common stock. In addition, as of that date we had outstanding warrants to acquire 1,632,514 shares of common stock. In connection with our public offering in February 2023, we issued warrants that include an “alternative cashless exercise” pursuant to which the holders would receive an aggregate number of shares of common stock equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise and (y) 0.50, of which 524,999 remain outstanding. The issuance of shares of common stock upon the exercise of warrants would dilute the percentage ownership interest of all stockholders, might dilute the book value per share of our common stock and would increase the number of our publicly traded shares, which could depress the market price of our common stock.
In addition to the dilutive effects described above, the perceived risk of dilution as a result of the significant number of outstanding warrants may cause our common stockholders to be more inclined to sell their shares, which would contribute to a downward movement in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our common stock price could encourage investors to engage in short sales of our common stock, which could further contribute to price declines in our common stock. The fact that our stockholders and warrant holders can sell substantial amounts of our common stock in the public market, whether or not sales have occurred or are occurring, could make it more difficult for us to raise additional funds through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, or at all.
If we fail to meet all applicable Nasdaq Capital Market requirements, Nasdaq could delist our common stock, which could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease.
Nasdaq monitors our ongoing compliance with its minimum listing requirements and if we fail to meet those requirements and cannot cure such failure in the prescribed period of time, our common stock could be subject to delisting from the Nasdaq market. In the event that our common stock is delisted from the Nasdaq Capital Market and is not eligible for quotation or listing on another market or exchange, trading of our common stock could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital for general corporate purposes, in the future we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may be lower than the current price per share of our common stock. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in prior offerings.
Our organizational documents and Delaware law make a takeover of our company more difficult, which may prevent certain changes in control and limit the market price of our common stock.
Our certificate of incorporation and bylaws and Section 203 of the Delaware General Corporation Law contain provisions that may have the effect of deterring or delaying attempts by our stockholders to remove or replace management, engage in proxy contests and effect changes in control. These provisions include:
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the ability of our board of directors to create and issue preferred stock without stockholder approval, which could be used to implement anti-takeover devices;

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the authority for our board of directors to issue without stockholder approval up to the number of shares of common stock authorized in our certificate of incorporation, that, if issued, would dilute the ownership of our stockholders;

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the advance notice requirement for director nominations or for proposals that can be acted upon at stockholder meetings;

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a classified and staggered board of directors, which may make it more difficult for a person who acquires control of a majority of our outstanding voting stock to replace all or a majority of our directors;

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the prohibition on actions by written consent of our stockholders;

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the limitation on who may call a special meeting of stockholders;

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the prohibition on stockholders accumulating their votes for the election of directors; and

•
the ability of stockholders to amend our bylaws only upon receiving a majority of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

In addition, as a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.
These provisions also could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some provisions in our certificate of incorporation and bylaws may deter third parties from acquiring us, which may limit the market price of our common stock.
We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our common stock.
We have never paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.
Risks Relating to this Offering
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.
We intend to use the net proceeds from this offering for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.
Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.
We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future.
There is no public market for the common warrants or pre-funded warrants.
There is no established public trading market for the common warrants or pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.
The common warrants in this offering are speculative in nature.
The common warrants in this offering do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price, as the case maybe. In addition, following this offering, the market value of the common warrants, if any, is uncertain and there can be no assurance that the market value of the common warrants will equal or exceed their imputed offering price. The common warrants will not be listed or quoted for trading on any market or exchange.
Holders of the common warrants will not have rights of holders of our common stock until such warrants are exercised.
Until holders of common warrants acquire shares of our common stock upon exercise of the common warrants, holders of common warrants will have no rights with respect to the shares of our common stock underlying such securities. Upon exercise of the common warrants, the holders will be entitled to exercise the rights of the holder of our common stock only as to matters for which the record date occurs after the exercise.
A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.
A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of our common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.
This is a best efforts offering, and no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.
The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund research and development of our lead product candidates, including clinical trial activities. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, or filings with the SEC and our public releases, that are not purely historical are forward-looking statements within the meaning of applicable securities laws. Our forward-looking statements include, but are not limited to, statements regarding our “expectations,” “hopes,” “beliefs,” “intentions” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should” and “would,” as well as similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.
This prospectus may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

CAPITALIZATION
The following table sets forth our actual cash and cash equivalents and capitalization, each as of June 30, 2023, and as adjusted to give effect to the issuance and sale of securities in this offering at an assumed public offering price of $0.94 per share, which is the last reported sale price for our common stock on the Nasdaq Capital Market on September 6, 2023, and an aggregate offering amount of $8,000,000, after deducting the placement agent fees and estimated offering expenses payable by us.
The as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our consolidated financial statements.
	As of June 30, 2023 (dollars in thousands)
	Actual	As Adjusted(1)
Cash and cash equivalents	4,567	11,576
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, actual and as adjusted	—	—
Series C convertible preferred stock, $0.001 par value, 95,388 shares issued and outstanding, actual and adjusted	—	—
Common stock, $0.001 par value; 300,000,000 shares authorized, actual and as adjusted; 3,452,169 shares issued and outstanding, actual, and 11,962,807, as adjusted	3	12
Additional paid-in capital .	637,172	644,173
Accumulated deficit	(630,342)	(630,342)
Accumulated other comprehensive loss	(95)	(95)
Total stockholders’ equity	6,738	13,747

(1)
If we raise only 50% of the aggregate offering amount, based on an assumed offering price of $0.94 per unit, equal to the closing price of our common stock on Nasdaq on September 6, 2023, it would decrease the as adjusted cash and cash equivalents, and total stockholders’ equity by approximately $3.7 million. If we raise only 25% of the aggregate offering amount, based on an assumed offering price of $0.94 per unit, equal to the closing price of our common stock on Nasdaq on September 6, 2023, it would decrease the as adjusted cash and cash equivalents, and total stockholders’ equity by approximately $5.6 million.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) no exercise of the common warrants issued in this offering. The above discussion and table are based on 3,452,169 shares of common stock outstanding as of June 30, 2023 and excludes:
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17,634 shares of common stock issuable upon the exercise of outstanding options granted as of June 30, 2023 under our equity incentive plans at a weighted average exercise price of $346.70 per share;

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1,632,514 shares of common stock issuable upon the exercise of outstanding warrants issued as of June 30, 2023;

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2,598 shares of common stock issuable upon vesting of outstanding restricted stock units granted as of June 30, 2023; and

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10 shares of our common stock issuable upon the conversion of 95,388 shares of series C convertible preferred stock outstanding as of June 30, 2023.

DILUTION
This offering will not be dilutive to new investors. Dilution represents the difference between the assumed public offering price per share of common stock (which forms a part of a unit) and the pro forma net tangible book value per share of our common stock immediately after this offering. Because the pro forma net tangible book value per share is greater than the assumed public offering price per share, investors purchasing our units in this offering will not experience dilution, as illustrated in the table below.
As of June 30, 2023, our net tangible book value was approximately $6.5 million, or $1.88 per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock.
Net tangible book value dilution per share of common stock in each unit to new investors represents the difference between the amount per share of common stock in each unit paid by purchasers in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering. The following table illustrates this per share accretion on an as adjusted basis, assuming we sell all of the units being offered in this offering:
Assumed offering price per unit	$0.94
Net tangible book value per share as of June 30, 2023	$1.88
Decrease in net tangible book value per share attributable to new investors in this offering	$0.75
As adjusted net tangible book value per share as of June 30, 2023 after giving effect to this offering	$1.13
Immediate accretion per share to investors participating in this offering	$0.19
The information discussed above is illustrative only, and the information following this offering will depend on the actual public offering price and other terms of this offering determined at pricing. If we raise only 50% of the aggregate offering amount, based on an assumed offering price of $0.94 per unit, equal to the closing price of our common stock on Nasdaq on September 6, 2023, it would decrease the as adjusted net tangible book value per share after this offering by $0.61 per share. If we raise only 25% of the aggregate offering amount, based on an assumed offering price of $0.94 per unit, equal to the closing price of our common stock on Nasdaq on September 6, 2023, it would decrease the as adjusted net tangible book value per share after this offering by $0.46 per share.
Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) no exercise of the common warrants issued in this offering. The above discussion and table are based on 3,452,169 shares of common stock outstanding as of June 30, 2023 and excludes:
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17,634 shares of common stock issuable upon the exercise of outstanding options granted as of June 30, 2023 under our equity incentive plans at a weighted average exercise price of $346.70 per share;

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1,632,514 shares of common stock issuable upon the exercise of outstanding warrants issued as of June 30, 2023;

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2,598 shares of common stock issuable upon vesting of outstanding restricted stock units granted as of June 30, 2023; and

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10 shares of our common stock issuable upon the conversion of 95,388 shares of series C convertible preferred stock outstanding as of June 30, 2023.

USE OF PROCEEDS
Assuming all of the units offered in this offering are sold, we estimate that our net proceeds from this offering will be approximately $7.2 million based on an assumed offering price of $0.94, the last reported sale price of our common stock on the Nasdaq Capital Market on September 6, 2023. We estimate that our net proceeds from the sale of 50% of the units offered in this offering will be approximately $3.3 million, after deducting placement agent fees and estimated offering expenses payable by us, based on an assumed offering price of $0.94 per unit, equal to the closing price of our common stock on Nasdaq on September 6, 2023. We estimate that our net proceeds from the sale of 25% of the units offered in this offering will be approximately $1.4 million, after deducting placement agent fees and estimated offering expenses payable by us, based on an assumed offering price of $0.94 per unit, equal to the closing price of our common stock on Nasdaq on September 6, 2023. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.
We intend to use the net proceeds of this offering to continue implementation of our growth strategies (included increased marketing of the Lap-Band and Lap-Band 2.0 and continued development and commercialization of ReShapeCare), for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of its actual expenditures will depend on numerous factors, including the status of its product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by its operations and competition. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of its management regarding the application of the proceeds of this offering.

MARKET AND DIVIDEND INFORMATION FOR OUR COMMON STOCK
Market Information
Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “RSLS.”
Holders of Record
As of August 7, 2023, we had 33 holders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose common stock may be held in trust or by other entities.
Dividends
We have not paid any cash dividends and do not expect to do so in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights of our common and preferred stock and some of the provisions of our restated certificate of incorporation, as amended, and restated bylaws, and of the Delaware General Corporation Law, or DGCL. Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.001 par value per share.
As of August 7, 2023, there were 3,452,447 shares of our common stock outstanding, held by approximately 33 stockholders of record, and 95,388 shares of our series C convertible preferred stock outstanding.
Common Stock
Voting rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We do not provide for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock are able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our restated certificate of incorporation and restated bylaws provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our restated certificate of incorporation.
Dividend rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
No preemptive or similar rights
Our common stock is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Right to receive liquidation distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
Pursuant to our restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may be able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.
Series C Convertible Preferred Stock
The material terms and provisions of the shares of series C convertible preferred stock (“Series C Preferred Stock”) are summarized below. This summary of some provisions of the Series C Preferred Stock is not complete. For the complete terms of the Series C Preferred Stock, you should refer to the Certificate of Designation (the “Series C Certificate of Designation”) filed as an exhibit to this prospectus and incorporated herein by reference.
Conversion.   There are currently 95,388 shares of our series C convertible preferred stock outstanding. Each outstanding share of Series C Preferred Stock is convertible, at the option of the holders, into 0.0000078 shares of common stock, rounded up to the nearest whole share, subject to adjustments for stock splits, stock dividends, distributions, subdivisions and combinations. Therefore, as of the date of this prospectus, each of the 10 holders of Series C Preferred Stock is entitled to convert all of their shares of Series C Preferred Stock into an aggregate of one share of common stock per holder.
Dividends.   The Series C Preferred Stock is entitled to receive dividends (on an as-if-converted-to- common stock basis) actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends will be paid on shares of Series C Preferred Stock.
Voting Rights.   In general, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock remain outstanding, the Series C Certificate of Designation provides that we cannot, without the affirmative vote of holders of a majority of the then-outstanding shares of Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock (including by the designation, authorization, or issuance of any shares of preferred stock that purports to have equal rights with, or be senior in rights or preferences to, the Series C Preferred Stock), (b) alter or amend the Series C Certificate of Designation, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred Stock, (d) increase the number of authorized shares of Series C Preferred Stock, (e) except for stock dividends or distributions for which adjustments are to be made pursuant to the Series C Certificate of Designation, pay dividends on any shares of capital stock of the Company, or (f) enter into any agreement with respect to any of the foregoing. Holders of Series C Preferred Stock are entitled to vote for the election of directors of the Company, voting on an as-converted to common stock basis and voting together as a single class with the holders of shares of common stock.
Liquidation.   In the event of a liquidation, the holders of shares of Series C Preferred Stock are entitled to be paid, after and subject to the payment in full of all amounts required to be distributed to the holders of any other shares of the Company outstanding as of the date of our acquisition of ReShape Medical ranking on liquidation prior and in preference to the Series C Preferred Stock, but before any payments to be made to the holders of common stock or any other series of preferred stock, an amount per share equal to the greater of (i) $274.8774, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted to common stock immediately prior to such liquidation. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series C Preferred Stock will be entitled to receive upon conversion of the Series C Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series C Preferred Stock immediately prior to such fundamental transaction. Any successor to us or surviving entity must assume the obligations under the Series C Certificate of Designation with respect to the Series C Preferred Stock.
Stock Options
As of August 7, 2023, we had outstanding options to purchase an aggregate of 17,153 shares of our common stock, with a weighted-average exercise price of approximately $351.35 per share.
Restricted Stock Units
As of August 7, 2023, we had 2,319 restricted stock units outstanding.
Warrants
As of August 7, 2023, we had outstanding warrants to purchase an aggregate of 1,632,514 shares of our common stock at a weighted average-exercise price of approximately $12.95 per share with expiration dates ranging from 2023 to 2028.
We have agreed to file a registration statement providing for the resale by the purchaser of the warrants issued in a private placement on November 9, 2022 and to keep such registration statement effective at all times until the purchaser no longer owns any such warrants or shares of common stock issuable upon exercise thereof.
Anti-Takeover Provisions
The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware law
We are subject to the provisions of Section 203 of the DGCL, or Section 203, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Restated certificate of incorporation and restated bylaws provisions
Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:
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Board of Directors Vacancies.   Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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Classified Board.   Our restated certificate of incorporation and restated bylaws provide that our board of directors be classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board of directors.

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Stockholder Action; Special Meetings of Stockholders.   Our restated certificate of incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our restated bylaws and restated certificate of incorporation provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempt to obtain control of our company.

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No Cumulative Voting.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation does not provide for cumulative voting.

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Directors Removed Only for Cause.   Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

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Amendment of Charter Provisions.   Any amendment of the above expected provisions in our restated certificate of incorporation would require approval by holders of at least two-thirds of our outstanding common stock, unless such amendment is approved by at least two-thirds of our directors, in which case the amendment may be approved by the holders of a majority of our outstanding common stock.
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Issuance of Undesignated Preferred Stock.   Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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Choice of Forum.   Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation or our restated bylaws; any action to interpret, apply, enforce or determine the validity of our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF SECURITIES WE ARE OFFERING
We are offering units, each unit consisting of one share of common stock and common warrants to purchase one and one-half shares of common stock. We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, units containing pre-funded warrants in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because one common warrant is being sold together in this offering with each share of common stock or, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of common stock and pre-funded warrants sold.
We are also registering the shares of common stock issuable from time to time upon exercise of the common warrants and pre-funded warrants included in the units offered hereby. Our units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock (or pre- funded warrants) and the common warrants comprising our units are immediately separable and will be issued separately in this offering.
The following summary of certain terms and provisions of the pre-funded warrants and common warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of pre- funded warrant, and the form of common warrant, which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of pre-funded warrant and the form of common warrant.
Exercisability.   The pre-funded warrants are exercisable at any time after their original issuance until they are exercised in full. The common warrants are immediately exercisable at any time after their original issuance up to the date that is five years after their original issuance. Each of the common warrants and the pre- funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the common warrants or pre-funded warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the common warrants or pre-funded warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the common warrant or pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the common warrant or pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a common warrant or pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.
Exercise Limitation.   A holder will not have the right to exercise any portion of the pre-funded warrants or common warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.
Exercise Price.   The exercise price for the pre-funded warrants is $0.0001 per share. The exercise price per whole share of common stock purchasable upon exercise of the common warrants is $0.94 per share (based upon the assumed offering price). The exercise price of the common warrants may also be reduced to any amount and for any period of time at the sole discretion of our board of directors. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.
Transferability.   Subject to applicable laws, the common warrants and the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing.   We do not intend to apply for the listing of the common warrants or pre-funded warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the common warrants and the pre-funded warrants will be limited.
Warrant Agent.   The common warrants and pre-funded warrants are expected to be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The common warrants and pre-funded warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.
Rights as a Stockholder.   Except as otherwise provided in the common warrants or the pre-funded warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a common warrant or pre-funded warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the warrant.
Fundamental Transactions.   In the event of a fundamental transaction, as described in the common warrants and the pre-funded warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the common warrants and the pre-funded warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the common warrant, in the event of certain fundamental transactions, the holders of the common warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the common warrants on the date of consummation of such transaction.
Governing Law.   The pre-funded warrants, the common warrants and Warrant Agreement are governed by New York law.
Placement Agent Warrant
Upon the closing of this offering, we have agreed to issue to Maxim Group LLC (or its permitted assignees) a warrant to purchase a number of our shares of common stock equal to an aggregate of up to 5% of the total number of securities sold in this offering (the “Placement Agent Warrant”). The Placement Agent Warrant will have an exercise price equal to 110% of the public offering price of the Units sold in this offering and may be exercised on a cashless basis. The Placement Agent Warrant is non-exercisable for six months and will expire five years after the commencement of sales of this offering. The Placement Agent Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.). The registration statement of which this prospectus is a part also registers for sale the Placement Agent Warrants, as a portion of the underwriting compensation in connection with this offering. Please see “Plan of Distribution — Placement Agent Warrants” for a description of the warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK, WARRANTS AND PRE-FUNDED WARRANTS
The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, consisting of our common stock or pre-funded warrants and common warrants acquired in this offering. The common warrants are referred to in this section as the “Warrants.” The pre-funded warrants are expected to be treated in a manner similar to common stock. See “Income Tax Treatment of Pre-Funded Warrants.” This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or Warrants, or that any such contrary position would not be sustained by a court.
We assume in this discussion that the shares of our common stock or Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax, the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:
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financial institutions;

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brokers or dealers in securities;

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tax-exempt organizations;

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pension plans;

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regulated investment companies;

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owners that hold our common stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

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insurance companies;

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controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

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certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or Warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock or Warrants through a partnership or other pass-through entity, as applicable.
This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock and Warrants.
For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock or Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons

(within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock or Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.
Income Tax Treatment of Pre-Funded Warrants
Although not entirely free from doubt, a pre-funded warrant would more likely than not be treated as common stock for U.S. federal income tax purposes and a holder of pre-funded warrants therefore should generally be taxed in the same manner as a holder of a share of our common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the shares of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the shares of common stock received upon exercise, increased by the exercise price of $0.0001 per share. Each prospective investor is urged to consult its tax advisors regarding the tax risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes and the discussion below, to the extent it pertains to shares of our common stock, is generally intended also to pertain to pre-funded warrants.
Allocation of Purchase Price of the Unit
For U.S. federal income tax purposes, each unit will be treated as an “investment unit” consisting of one share of common stock and a warrant to acquire one share of our common stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock and the Warrant included in each unit. The separation of the share of common stock and the Warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.
Tax Considerations Applicable to U.S. Holders
Exercise and Expiration of Warrants
In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Warrant equal to the exercise price of the Warrant, increased by the U.S. Holder’s adjusted tax basis in the Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our common stock acquired on exercise of the Warrant will begin on the date of exercise of the Warrant, and will not include any period for which the U.S. Holder held the Warrant.
In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.
The lapse or expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Warrant. The deductibility of capital losses is subject to limitations.
Certain Adjustments to and Distributions on Warrants
Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of Warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the Warrants, then we may make a corresponding distribution to a Warrant holder. The taxation of a distribution received with respect to a Warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding “Distributions.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants and any distributions with respect to the Warrants.
Distributions
As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “— Disposition of Our Common Stock or Warrants.” Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends- received deduction if the U.S. Holder meets certain holding period and other applicable requirements.
Disposition of Our Common Stock or Warrants
Upon a sale or other taxable disposition of our common stock or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock or Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or Warrants exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock or Warrants should consult their own tax advisors regarding the tax treatment of such losses.
Information Reporting and Backup Reporting
Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and Warrants and to the proceeds of a sale or other disposition of common stock and Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable To Non-U.S. Holders
The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of our securities issued pursuant to this offering. All prospective non-U.S. holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.
Exercise and Expiration of Warrants
In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Warrants. The expiration of a Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.
Certain Adjustments to and Distributions on Warrants
As described under “— U.S. Holders — Certain Adjustments to and Distributions on Warrants,” an adjustment to the Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below, and the tax treatment of distributions on the Warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Warrants.
Distributions
As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “— U.S. Holders — Distributions”.
Any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.
We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.
See also the sections below titled “— Backup Withholding and Information Reporting” and “— Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.
Disposition of Our Common Stock or Warrants
Subject to the discussions below under the sections titled “— Backup Withholding and Information Reporting” and “— Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock or Warrants unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

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the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

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our common stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the common stock or Warrants, if shorter), a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a Warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation”.

See the sections titled “— Backup Withholding and Information Reporting” and “— Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock or Warrants paid to foreign financial institutions or non-financial foreign entities.

Federal Estate Tax
Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our common stock and Warrants.
Backup Withholding and Information Reporting
We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock or Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends (or constructive dividends) on our common stock or Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends,” will generally be exempt from U.S. backup withholding.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock or Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
Foreign Accounts
The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our common stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section.
Withholding under FATCA generally applies only to payments of dividends (including constructive dividends) on our common stock. The U.S. Treasury has issued proposed Treasury Regulations which, if finalized in their present form, would eliminate the FATCA withholding tax on the gross proceeds of a sale or other disposition of our common stock or the Warrants. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock or the Warrants, and the possible impact of these rules on the entities through which they hold our common stock or the Warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or Warrants.
THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK OR WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION
We are offering up to 8,510,638 units, based on an assumed public offering price of $0.94 per unit, which represents the closing price of our common stock on Nasdaq on September 6, 2023, for gross proceeds of up to $8,000,000 million before deduction of placement agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.
Pursuant to a placement agency agreement, dated as of [•], 2023, we have engaged Maxim Group LLC to act as our exclusive placement agent (the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.
The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.
We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the units will be offered at a fixed price and are expected to be issued in a single closing. We expect to deliver the securities being offered pursuant to this prospectus on or about [•], 2023.
Placement Agent Fees, Commissions and Expenses
Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to up to 7% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent, up to $100,000.
The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.
	Per Unit	Total
Public offering price	$	$
Placement agent fees	$	$
Proceeds, before expenses, to us	$	$
We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $400,000, all of which are payable by us. This figure includes, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) up to $100,000.
Placement Agent Warrants
Additionally, we agreed to grant to the placement agent common stock purchase warrants exercisable for a number of shares of our common stock equal to five percent (5.0%) of the units sold in the offering. The placement agent warrants will be non-exercisable for six (6) months after the date of the closing and will expire five years after the commencement of sales of the offering. The placement agent warrants will be exercisable at a price equal to 110.0% of the public offering price of the units. The placement agent warrants shall not be redeemable. The placement agent may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of the commencement of sales of the offering, except that they may be assigned, in whole or in part, to any officer or partner, registered person or affiliate of the placement agent subject to the terms of the lock-up. The placement agent warrants may be exercised as to all or a lesser number of shares of our common stock. The placement agent warrants will contain demand registration rights at the holder’s expense until the expiration of the placement agent warrants and unlimited “piggyback” registration rights for a period of five years after the commencement of sales of the offering at our expense.
Lock-Up Agreements
We, each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of six months after this offering is completed without the prior written consent of the Placement Agent.
The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.
Right of First Refusal
Upon the closing of this offering for gross proceeds of at least four million five hundred thousand dollars ($4,500,000), we will grant the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering by us, or any successor to us or any subsidiary of ours until July 20, 2024. Upon the closing of this offering for gross proceeds of at least eight million dollars ($8,000,000), we will grant the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering by us, or any successor to us or any subsidiary of ours until October 20, 2024. We will not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain the Placement Agent. Notwithstanding anything herein to the contrary, this right of first refusal shall not apply to self-directed offerings in which we do not employ the services of an investment banker, finder or financial advisor to which we pay commissions.
Indemnification
We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.
Regulation M
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
Determination of Offering Price and Warrant Exercise Price
The actual offering price of the securities we are offering, and the exercise price of the warrants included in the units that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.
Electronic Distribution
A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.
Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.
Certain Relationships
The placement agent and its affiliates have provided and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.
In November 2022, the Placement Agent received a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in an offering, as well as reimbursement for certain expenses, and warrants to purchase up to 2,885 shares of common stock at an exercise price of $15.00 per share.
In February 2023, the Placement Agent received a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in an offering, as well as reimbursement for certain expenses, and warrants to purchase up to 63,750 shares of Common Stock at an exercise price of $8.80 per share.
In April 2023, the Placement Agent received a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in an offering, as well as reimbursement for certain expenses, and warrants to purchase up to 40,035 shares of Common Stock at an exercise price of $3.38 per share.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, whose address is 6201 15th Avenue, Brooklyn, New York 10038. Their telephone number is 1-800-937-5449.
Listing
Our common stock is traded on The Nasdaq Capital Market under the symbol “RSLS.”
Selling Restrictions
Canada.   The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus

Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.
European Economic Area.   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Israel.   This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
United Kingdom.   Each underwriter has represented and agreed that:
•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and
•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland.   The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.
Australia.   No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.
This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Cayman Islands.   No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.
Taiwan.   The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.
Notice to Prospective Investors in Hong Kong.   The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Notice to Prospective Investors in the People’s Republic of China.   This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

LEGAL MATTERS
The validity of the shares of our common stock being offered by this prospectus has been passed upon for us by Fox Rothschild LLP, Minneapolis, Minnesota. Ellenoff Grossman & Schole LLP, New York, New York, will pass upon certain legal matters in connection with the offering for the Placement Agent.
EXPERTS
The consolidated financial statements as of December 31, 2022 and for the year then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of RSM US LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements as of December 31, 2021 and for the year then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.
We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (File No. 1-37897) that we have filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed on April 17, 2023, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 15, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed on August 7, 2023; and

•
our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January 27, 2023, February 10, 2023, March 21, 2023, April 13, 2023, and April 26, 2023.

We are not, however, incorporating by reference any documents, or portions of documents, which are not deemed “filed” with the SEC.
You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at www.sec.gov. You may also obtain these documents from us, free of charge, by visiting our internet website www.reshapelifesciences.com or by writing to us or calling us at the following address and phone number:
ReShape Lifesciences Inc.
18 Technology Dr., Suite 110
Irvine, California 92618
Attn: Corporate Secretary
(949) 429-6680

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.
You may also obtain the documents that we file electronically on the SEC’s website at www.sec.gov or on our website at www.reshapelifesciences.com. Information contained on our website is not incorporated by reference herein and does not constitute part of this prospectus.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described above, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RESHAPE LIFESCIENCES INC.

PRELIMINARY PROSPECTUS

UP TO 8,510,638 UNITS CONSISTING OF COMMON STOCK, OR
PRE-FUNDED WARRANTS TO PURCHASE SHARES OF COMMON STOCK, AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK
Maxim Group LLC
       , 2023

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution
The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of our common stock being registered. All the amounts shown are estimates except the SEC registration fee.
Amount to be paid
SEC registration fee	$2,204
FINRA filing fee	5,000
Accounting fees and expenses	200,000
Legal fees and expenses	200,000
Miscellaneous fees and expenses	25,000
Total	$432,204
Item 14.   Indemnification of Directors and Officers
General Corporation Law of the State of Delaware
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.
Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.
Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock purchases or redemptions in the case of a director, for any transaction from which the director or officer derived an improper personal benefit, or in any action by or in the right of the corporation in the case of an officer.
Certificate of Incorporation
As permitted by the DGCL, our charter contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

•
any transaction from which the director derived an improper personal benefit.

Bylaws
As permitted by the DGCL, our bylaws provide that:

•
we are required to indemnify our directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•
we may indemnify its other employees and agents as set forth in the DGCL;

•
we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•
the rights conferred in the restated bylaws are not exclusive.

Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our charter and bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of ReShape for which indemnification is sought. The indemnification provisions in our charter, bylaws and the indemnification agreements to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.
Insurance Policies
We have director and officer insurance providing for indemnification for our directors and officers for certain liabilities, and such insurance provides for indemnification of our directors and officers for liabilities under the Securities Act of 1933, as amended.
Item 15.   Recent Sales of Unregistered Securities
Other Sales of Unregistered Securities
•
On September 14, 2020, ReShape and Armistice entered into an amendment to an amendment to the Credit Agreement that increased the amount available under delayed draw term loans by $2 million. As an inducement to Armistice to enter into the amendment and make the additional loans contemplated thereby, ReShape issued to Armistice a warrant dated September 14, 2020 to purchase an aggregate of 24,000 shares of the ReShape’s common stock with an exercise price per share of common stock equal to $162.50, the closing market price of the common stock on the date of the warrant. The warrant was issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

•
On December 16, 2020, ReShape and Armistice entered into an amendment to the Credit Agreement that increased the amount available under delayed draw term loans by $4 million. As an inducement to Armistice to enter into the amendment and make the additional loans contemplated thereby, ReShape issued to Armistice a warrant dated December 16, 2020 to purchase an aggregate of 80,000 shares of ReShape’s common stock with an exercise price per share of common stock equal to $175.00. The warrant was issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

•
On January 19, 2021, ReShape and Armistice entered into an amendment to the Credit Agreement pursuant to which ReShape borrowed an additional $1.0 million. As an inducement to Armistice to enter into the amendment and make the additional loan contemplated thereby, ReShape issued to Armistice a warrant to purchase an aggregate of 20,000 shares of ReShape’s common stock, with an exercise price per share equal to $175.00. The warrant was issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

•
On June 28, 2021, ReShape entered into a warrant exercise agreement with existing accredited investors to exercise certain outstanding warrants to purchase up to an aggregate of 158,588 shares of ReShape’s common stock. In consideration for the immediate exercise of the warrants for cash, the exercising holders received new unregistered warrants to purchase up to an aggregate of 118,941 shares (equal to 75% of the shares of common stock issued in connection with the exercise) of ReShape’s common stock in a private placement pursuant to Section 4(a)(2) of the Securities Act. The investors paid a cash purchase price for the new warrants equal to $4.69 per share of common stock underlying the new warrants. In connection with the exercise, ReShape also agreed to reduce the exercise price of certain of the existing warrants to $300.00, which was equal to the most recent closing price of ReShape’s common stock on The Nasdaq Capital Market prior to the execution of the warrant exercise agreement.

The new warrants were exercisable immediately upon issuance at an exercise price of $300.00 per share and have a term of exercise equal to five years. ReShape agreed to file a resale registration statement on Form S-3 within 30 days with respect to the new warrants and the shares of common stock issuable upon exercise of the new warrants. The warrant exercise agreement and the new warrants each include a beneficial ownership limitation that prevents any of the investors from owning more than 9.99% of ReShape’s outstanding common stock at any time.
The gross proceeds to ReShape from the exercise and the sale of the new warrants was approximately $46 million, prior to deducting placement agent fees and estimated offering expenses. ReShape used approximately $10.8 million of the net proceeds to repay in full the outstanding principal and accrued interest under its secured credit agreement dated March 25, 2020, as amended. ReShape intends to use the remainder of the net proceeds for working capital and general corporate purposes.
Maxim Group LLC (“Maxim”) acted as the exclusive placement agent for the exercise. Pursuant to an amendment, dated June 28, 2021, to its existing engagement agreement with Maxim, ReShape has agreed to pay Maxim an aggregate cash fee equal to 7.0% of the gross proceeds received by ReShape from the exercise and the sale of the new warrants and certain other expenses.
•
On July 16, 2021, ReShape entered into an exchange agreement with existing institutional investors to exchange certain outstanding warrants for shares of common stock and new warrants to purchase common stock. The investors held common stock purchase warrants issued by ReShape prior to the merger of Obalon Therapeutics, Inc. and ReShape Lifesciences Inc. The merger constituted a fundamental transaction under the exchange warrants and, as a result thereof, pursuant to the terms and conditions of the exchange warrants, the investors were entitled to a cash payment equal to the Black Scholes value of the exchange warrants, calculated in accordance with the terms of the exchange warrants (the “Black Scholes Payment”).

Subject to the terms and conditions set forth in the exchange agreement and in reliance on Section 3(a)(9) of the Securities Act, in lieu of the Black Scholes Payment, ReShape and the investors agreed to exchange all of the exchange warrants for (a) a total of 10,098 shares of common stock, which was calculated by dividing the Black Scholes Payment by $201.90, which was equal to 95% of the closing market price of ReShape’s common stock on The Nasdaq Capital Market on July 16, 2021 and (b) new warrants to purchase up to a total of 8,000 shares of common stock at an exercise price equal to $201.90 with a term of five years.
•
On June 16, 2022, ReShape entered into a warrant exercise agreement with an existing accredited investor to exercise certain outstanding warrants to purchase up to an aggregate of 74,773 million shares of ReShape’s common stock. In consideration for the immediate exercise of the existing warrants for cash, the exercising holders received new unregistered warrants to purchase up to an aggregate of 74,773 million shares (equal to 100% of the shares of common stock issued in connection with the exercise) of ReShape’s common stock in a private placement pursuant to Section 4(a)(2) of the Securities Act. In connection with the exercise, ReShape also agreed to reduce the exercise price of the existing warrants and 32,190 remaining unexercised warrants from $300.00 to $33.33 per share, which is equal to the most recent closing price of ReShape’s common stock on The Nasdaq Capital Market prior to the execution of the warrant exercise agreement.

The new warrants were exercisable immediately upon issuance at an exercise price of $33.33 per share and have a term of exercise equal to seven and one-half years. ReShape agreed to file a resale registration statement on Form S-3 within 30 days with respect to the new warrants and the shares of common stock issuable upon exercise of the new warrants. The warrant exercise agreement and the new warrants each include a beneficial ownership limitation that prevents the investor from owning more than 4.99% of ReShape’s outstanding common stock at any time.
The gross proceeds to ReShape from the exercise was approximately $2.5 million, prior to deducting warrant inducement agent fees and estimated offering expenses. ReShape intends to use the remainder of the net proceeds for commercial growth, working capital and general corporate purposes.
Maxim acted as the exclusive warrant inducement agent and financial advisor to ReShape for the exercise. ReShape agreed to pay Maxim an aggregate cash fee equal to 7.0% of the gross proceeds received by ReShape from the exercise.
•
On November 8, 2022, ReShape entered into a securities purchase agreement with a certain institutional investor, pursuant to which ReShape agreed to issue and sell to the investor in a registered direct offering (the “Registered Offering”) (i) 47,851 shares of the Company’s common stock, (ii) 50 shares of the Company’s Series D Mirroring Preferred Stock, par value $0.001 per share and stated value of $0.001 per share (the “Series D Preferred Stock”), and (iii) pre-funded warrants to purchase an aggregate of 9,842 shares of common stock. Each share of common stock was sold at a price of $13.00 per share, each share of Series D Preferred Stock was sold a price of $0.001 per share, and each pre-funded warrant was sold at an offering price of $12.95 per share underlying such pre- funded warrants, for aggregate gross proceeds of $750,000 before deducting the placement agent’s fees and the offering expenses.

Under the securities purchase agreement, ReShape also agreed to issue and sell to the investor in a concurrent private placement warrants to purchase an aggregate of 57,693 shares of common stock. The warrants have an exercise price of $15.00 per share, will be exercisable six months following the date of issuance, and will expire five years following the initial exercise date.
Maxim acted as the exclusive placement agent in connection with the offering and received a cash fee equal to 7.0% of the gross proceeds received by ReShape from the sale of the securities in offering, as well as reimbursement for certain expenses, and warrants to purchase up to 2,885 shares of common stock, which is equal to 5.0% of the aggregate amount of shares of common stock (or common stock equivalents in the form of pre-funded warrants) issued in the offering, at an exercise price of $15.00 per share.
The warrants to purchase an aggregate of 2,884,615 shares of common stock were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder and, along with the shares of common stock issuable upon the exercise of such warrants, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to an accredited investor.
•
On April 20, 2023, the Company”) entered into a Securities Purchase Agreement with a certain institutional investor, pursuant to which the Company agreed to issue and sell to the investor in a registered direct offering (i) 291,395 shares of the Company’s common stock and (ii) pre-funded warrants to purchase an aggregate of 509,300 shares of common stock. Each share of common stock was sold at a price of $3.07 per share and each pre-funded warrant was sold at an offering price of $3.069 per share underlying such pre-funded warrants, for aggregate gross proceeds of approximately $2.46 million before deducting the placement agent’s fees and the offering expenses. Under the Securities Purchase Agreement, the Company also agreed to issue and sell to the investor in a concurrent private placement warrants to purchase an aggregate of 800,695 shares of common stock.

In connection with the offering, the Company also agreed that certain existing warrants to purchase up to an aggregate of 164,656 shares of common stock that were issued to the Investor, at an exercise price of $15.00 per share, were amended effective upon the closing of the offering so that the amended warrants have an exercise price of $3.07. The Company’s exclusive placement agent in connection with the offering, Maxim Group LLC, received a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in offering, as well as reimbursement for certain expenses, and warrants to purchase up to 40,035 shares of common stock, which is equal to 5.0% of the aggregate amount of shares of common stock (or common stock equivalents in the form of pre-funded warrants) issued in the offering, at an exercise price of $3.38 per share. The offering closed on April 24, 2023.

Item 16.   Exhibits and Financial Statement Schedules
(a) Exhibits
Exhibit	Description
1.1*	Form of Placement Agency Agreement
2.1	Agreement and Plan of Merger, dated as of January 19, 2021, by and among Obalon Therapeutics, Inc. Optimus Merger Sub, Inc., and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2021).
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Obalon’s Registration Statement on Form S-1, filed with the SEC on September 26, 2016).
3.2	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Obalon’s Current Report on Form 8-K, filed with the SEC on June 14, 2018).
3.3	Certificate of Second Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Obalon’s Current Report on Form 8-K, filed with the SEC on July 24, 2019).
3.4	Third Amendment to the Amended and Restated Certificate of Incorporation of ReShape (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by ReShape on June 15, 2021).
3.5	Fourth Amendment to the Amended and Restated Certificate of Incorporation of ReShape (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Company on June 15, 2021).
3.6	Fifth Amendment to the Amended and Restated Certificate of Incorporation of ReShape (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on December 28, 2022).
3.7	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by the Company on June 15, 2021).
3.8	Restated Bylaws (incorporated by reference to Exhibit 3.4 to Obalon’s Registration Statement on Form S-1, filed with the SEC on September 26, 2016).
4.1*	Form of Common Warrant
4.2*	Form of Pre-Funded Warrant
4.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2023).
4.4	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2023).
4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed by with the Securities and Exchange Commission on February 3, 2023).
4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 27, 2023).
4.7	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 27, 2023).
4.8	Form of Warrant Agency Agreement between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 27, 2023).

Exhibit	Description
4.9	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022).
4.10	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022).
4.11	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2022).
4.12	Form of Series A Common Stock Purchase Warrant issued November 28, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2018).
4.13	Form of Pre-Funded Common Stock Purchase Warrant issued November 28, 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2018).
4.14	Form of Placement Agent’s Common Stock Purchase Warrant issued November 28, 2018 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2018).
4.15	Form of Common Stock Purchase Warrant issued September 20, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2018).
4.16	Form of Placement Agent’s Common Stock Purchase Warrant issued September 20, 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2018).
4.17	Form of Common Stock Purchase Warrant issued August 3, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2018).
4.18	Form of Placement Agent’s Common Stock Purchase Warrant issued August 3, 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2018).
4.19	Form of Common Stock Purchase Warrant issued July 12, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2018).
4.20	Form of Placement Agent’s Common Stock Purchase Warrant issued July 12, 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2018).
4.21	Form of Common Stock Purchase Warrant issued June 21, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2018).
4.22	Form of Placement Agent’s Common Stock Purchase Warrant issued June 21, 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2018).
4.23	Form of Common Stock Purchase Warrant issued June 8, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2018).
4.24	Form of Placement Agent’s Common Stock Purchase Warrant issued June 8, 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2018).
4.25	Form of Common Stock Purchase Warrant issued April 3, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2018).

Exhibit	Description
4.26	Form of Warrant, dated August 16, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2017).
4.27	Form of Series C Warrant, dated as of July 8, 2015, by and between the Company and several accredited investors. (Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 7, 2015 (File No. 1-33818)).
4.28	Form of Warrant. (Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 5, 2015 (File No. 1-33818)).
4.29	Form of Warrant to purchase shares of Common Stock. (Incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 filed on January 11, 2017 (File No. 333-213704)).
5.1*	Opinion of Fox Rothschild LLP as to the validity of the securities being registered.
10.1*	Form of Securities Purchase Agreement
10.2	2022 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2022).
10.3
Second Amended and Restated 2003 Stock Incentive Plan, as amended on May 23, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018).

10.4
Form of Stock Option Grant Notice and Stock Option Agreement under Second Amended and Restated 2003 Stock Incentive Plan (Incorporated herein by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2017).

10.5
Form of Indemnification Agreement entered into by and between ReShape and each of its executive officers and directors. (Incorporated herein by reference to Exhibit 10.17 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on July 6, 2007 (File No. 333-143265)).

10.6
Employment Agreement, dated November 1, 2022, by and between ReShape and Paul F. Hickey (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on November 14, 2022).

10.7
Executive Employment Agreement, dated October 29, 2019, by and between ReShape and Thomas Stankovich (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K filed by the Company on April 17, 2023).

10.8
Retention Bonus Agreement, dated August 2, 2022, between ReShape and Thomas Stankovich (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on August 2, 2022).

10.9
Lease agreement, dated March 13, 2023, by and between The Irvine Company LLC and the Company (incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K filed by the Company on April 17, 2023).

10.10
Lease agreement, entered into January 20, 2017, by and between ReShape Medical, Inc. and San Clemente Holdings, LLC (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed on April 2, 2018).

10.11
Clinical Trial Agreement by and between ReShape and Southern California Permanente Medical Group effective as of June 1, 2017 (Incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2017 (File No. 1-33818)).

10.12
Warrant Exercise Agreement, dated June 16, 2022, by and among ReShape Lifesciences Inc. and the investor party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2022).

Exhibit	Description
10.13
Form of Securities Purchase Agreement, dated April 20, 2023, by and between the Company and the Investor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2023).

10.14
Form of Securities Purchase Agreement, dated November 8, 2022, by and between ReShape Lifesciences Inc. and the investor party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022).

10.15
Form of Warrant Amendment Agreement, dated November 8, 2022, by and between ReShape Lifesciences Inc. and the investor party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022).

21.1	Subsidiaries of ReShape Lifesciences Inc. (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed by the Company on April 17, 2023),
23.1*	Consent of Fox Rothschild LLP relating to opinion as to validity of the securities being registered (included in Exhibit 5.1 hereto).
23.2**	Consent of RSM US LLP.
23.3**	Consent of BDO USA, P.A.
24.1**	Power of Attorney (included on the signature page to this registration statement)
107**	Calculation of Filing Fee Table

*
Filed herewith.

**
Previously filed.

(b) Financial Statement Schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.
Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 11, 2023.
RESHAPE LIFESCIENCES INC.
By:
/s/ Paul F. Hickey

Name: Paul F. Hickey
Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Capacity	Date
/s/ Paul F. Hickey Paul F. Hickey	President and Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2023
/s/ Thomas Stankovich Thomas Stankovich	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 11, 2023
* Dan W. Gladney	Director	September 11, 2023
* Gary D. Blackford	Director	September 11, 2023
* Lori C. McDougal	Director	September 11, 2023
* Arda M. Minocherhomjee, Ph.D.	Director	September 11, 2023
* By Paul F. Hickey, as attorney-in-fact /s/ Paul F. Hickey Paul F. Hickey